SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TeleCommunication Systems, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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275 West Street

Annapolis, Maryland 21401

April 30, 2013

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of TeleCommunication Systems, Inc. (“TCS”) to be held on Thursday, May 30, 2013, at 10:00 a.m. local time, at the Westin Annapolis hotel, 100 Westgate Circle, Annapolis, MD 21401. The business to be conducted at the Annual Meeting is set forth in the formal notice that follows.

The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement, and recommends that you vote:

FOR the election of three Class III director nominees to hold office until the Annual Meeting of Stockholders to be held in 2016 and until their successors are duly elected and qualify; and

FOR the approval of the Third Amended and Restated Employee Stock Purchase Plan.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We rely upon all stockholders to execute and return their proxies in order to avoid proxy solicitation expenses. Therefore, in order to save TCS the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice B. Tosé Chairman of the Board Chief Executive Officer and President

TELECOMMUNICATION SYSTEMS, INC.

275 West Street, Suite 400

Annapolis, Maryland 21401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of TeleCommunication Systems, Inc. (“TCS” or the “Company”), a Maryland corporation, will be held on Thursday, May 30, 2013, at 10:00 A.M. local time, at The Westin Annapolis hotel, 100 Westgate Circle, Annapolis, MD 21401 for the following purposes:

1. To elect each of the Class III director nominees listed in this proxy statement (“Proxy Statement”) to hold office until the Annual Meeting of the Company to be held in 2016 and until their successors are duly elected and qualify.

2. To consider a proposal to approve the Third Amended and Restated Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 15, 2013 as the record date (the “Record Date”) for the determination of stockholders who will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements thereof. Therefore, only record holders of TeleCommunication Systems, Inc. Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the Record Date at the Annual Meeting and any adjournments or postponements thereof.

If you plan to attend the Annual Meeting, please be prepared to present valid picture identification. If you hold your shares through a broker or other nominee, the Company will accept proof of ownership only if you bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your share ownership in the Company as of the Record Date.

Whether or not you expect to attend the Annual Meeting, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Annual Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may choose to vote in person even if you previously have sent in your proxy card.

By Order of the Board of Directors

Bruce A. White Secretary Annapolis, Maryland April 30, 2013

Important Notice Regarding the Availability of Proxy Materials for

The Annual Meeting to be held on May 30, 2013

THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012

ARE AVAILABLE ON THE INTERNET AT HTTPS://WWW.PROXYDOCS.COM/TSYS.

You are receiving this communication because you hold shares in the Company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Stockholder Meeting to be held on May 30, 2013 10:00 A.M. The Westin Annapolis hotel 100 Westgate Circle Annapolis, MD 21401

Proxy Materials Available: • Notice and Proxy Statement • Form 10-K

TeleCommunication Systems, Inc.

275 West Street, Suite 400

Annapolis, Maryland 21401

PROXY STATEMENT

INTRODUCTION

Why Am I Receiving this Proxy Statement and Proxy Card?

You are receiving this Proxy Statement and a proxy card because you own shares of common stock, either Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), or Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) of TCS. This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Bruce A. White and Thomas M. Brandt, Jr., as your proxies at the Annual Meeting. Messrs. White and Brandt will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. This Proxy Statement is being mailed to you on or about April 30, 2013.

If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Messrs. White and Brandt will vote your shares, under your proxy, in accordance with their best judgment.

Who Is Soliciting this Proxy?

The TCS Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting.

What Is the Purpose of the Annual Meeting?

The business to be conducted at the Annual Meeting is set forth in the formal notice. Specifically, the matters include:

•

election of three Class III director nominees listed in this Proxy Statement to hold office until the Annual Meeting of Stockholders to be held in 2016 and until their successors are duly elected and qualify;

•	consideration of a proposal to approve the Employee Stock Purchase Plan; and

•	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What Are The Board’s Recommendations?

The Board’s recommendation is to vote to elect the Class III director nominees listed in this Proxy Statement to hold office until the Annual Meeting of Stockholders to be held in 2016 and until their successors are duly elected and qualify; and to approve the Employee Stock Purchase Plan.

Unless you give other instructions on your proxy card, Messrs. White and Brandt, in their capacity as proxy holders, will vote in accordance with the recommendations of the Board of Directors.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion.

Who Is Entitled to Vote?

Only stockholders of record at the close of business on the record date, March 15, 2013 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any adjournments or postponements thereof. At the close of business on March 15, 2013, 55,161,114 shares of TCS Class A Common Stock and 5,247,769 shares of Class B Common Stock were outstanding and entitled to receive notice and to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

Each share of Class A Common Stock is entitled to one vote per share at the Annual Meeting. Each share of Class B Common Stock is entitled to three votes per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk prior to the start of the Annual Meeting.

How Do I Vote?

You May Vote by Mail. You do this by signing the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed proxy card but do not provide voting instructions, your shares will be voted to elect the Class III director nominees listed in this Proxy Statement to hold office until the Annual Meeting of Stockholders to be held in 2016 and until their successors are duly elected and qualify, and to approve the Employee Stock Purchase Plan.

You May Vote in Person at the Annual Meeting. Written ballots will be passed out to stockholders entitled to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the Annual Meeting in order to be able to cast your vote by written ballot.

How Many Votes Do We Need to Hold the Annual Meeting?

In order to conduct business at the Annual Meeting, our Second Amended and Restated Bylaws (the “Bylaws”) require the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a “quorum”. Abstentions, properly executed proxy cards received by us but marked “WITHHOLD AUTHORITY” and “broker non-votes” (as defined below) are included in calculating whether a quorum is present.

What Vote Is Required to Approve Each Item?

Election of the Nominees for Director

If a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, abstentions, properly executed proxy cards marked “WITHHOLD AUTHORITY” and broker non-votes do not have any impact on the election of directors.

Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY,” the proxy given will be voted “FOR” each of the nominees for director.

Approval of the Employee Stock Purchase Plan

If a quorum is present, the approval of the Employee Stock Purchase Plan requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the proposal to amend and restate the Employee Stock Purchase Plan will not be voted. Accordingly, abstentions and broker non-votes will have no impact on the vote concerning the proposal.

Transaction of Other Business

If a quorum is present, the approval of any other proposal that may properly come before the Annual Meeting generally requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the transaction of other business and broker non-votes will not be voted. Accordingly, abstentions and broker non-votes will have no impact on the vote concerning the proposal.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is voted at the Annual Meeting by Messrs. White and Brandt by mailing to the Secretary of TCS, either a written notice of revocation or an executed proxy card with a later date than the one you previously submitted, at TCS’s offices, 275 West Street, Annapolis, Maryland 21401. You can also revoke your proxy at the Annual Meeting on a ballot that we will provide at the Annual Meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What If I Wish to Withhold Authority from Voting on the Election of a Particular Director Nominee or all of the Director Nominees?

If you wish to withhold authority from voting on the election of a particular director or all of the directors, you may do so by marking “WITHHOLD AUTHORITY,” as applicable, on the enclosed proxy card.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either: (i) vote your shares on routine matters, or (ii) leave your shares unvoted. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted at the Annual Meeting.

Who Pays the Cost of Solicitation of My Proxy?

The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by TCS. In addition to the use of mails, certain directors, officers or employees of TCS, who receive no compensation for their services other than their regular salaries, may solicit proxies. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and TCS may reimburse them for reasonable out-of-pocket and clerical expenses.

When are Stockholder Proposals and Nominations for the Election of Directors for the 2014 Annual Meeting of Stockholders Due?

The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the Bylaws and the rules of the Securities and Exchange Commission (“SEC”), to participate in the governance of the Company by submitting proposals that they believe merit consideration and nominations for the election of directors at the Annual Meeting of Stockholders to be held in 2014. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the Proxy Statement and proxy card for that meeting, SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any such proposal be received by the Company in writing no earlier than December 31, 2013. Any stockholder proposal or director nomination must also be in compliance with the Bylaws. Pursuant to the Bylaws, any stockholder proposal or director nomination for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if it is received by the Company earlier than December 31, 2013 or later than January 30, 2014.

Proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in 2014 may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Secretary at 275 West Street, Annapolis, Maryland 21401. The Chairman of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the Bylaws or the foregoing procedures.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report on Form 10K for the year ended December 31, 2012 (the “Annual Report”) without charge, upon written request, to any registered or beneficial owner of Common Stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401. A copy of the Annual Report can be downloaded by accessing the Company’s website at: http://phx.corporate-ir.net/phoenix.zhtml?c=123361&p=irol-reportsAnnual. The SEC also maintains a website at http://www.sec.gov that contains the filings made by TCS with the SEC, including the Annual Report.

Where and When Will I be Able to Find the Results of the Voting?

Preliminary results will be announced at the Annual Meeting and we will publish the final results within four business days after the Annual Meeting via a Current Report on Form 8-K.

ELECTION OF DIRECTORS

(Proposal 1)

Board of Directors

Our Amended and Restated Articles of Incorporation provide that our Board of Directors is divided into three classes based on their terms of office: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Generally, each director serves for a term ending on the third annual meeting of stockholders following the annual meeting at which that director was elected, except when a director is first assigned to a class of director then serving for a term which is shorter than three years. Our Bylaws provide that a majority of the then-existing Board of Directors may fill a vacancy on the Board of Directors at any time, and that such director elected by the Board of Directors serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Our Bylaws also provide that a majority of the then existing Board of Directors may increase the number of directors which constitutes our Board of Directors at any time up to a maximum of fifteen.

Our Board of Directors currently has eight members: Maurice B. Tosé, James M. Bethmann, Thomas M. Brandt, Jr., Jan C. Huly, A. Reza Jafari, Jon B. Kutler, Weldon H. Latham and Richard A. Young, divided into three classes with staggered three-year terms.

The Board of Directors is soliciting proxies to re-elect Messrs. Tosé, Bethmann and Young as described herein. Messrs. Tosé, Bethmann and Young were elected as Class III directors at the 2010 Annual Meeting of Stockholders to hold office until the 2013 Annual Meeting of Stockholders.

All directors have been duly elected by the stockholders. Set forth below is information regarding each of the director nominees and the other continuing directors, including background information and information regarding the specific experience, qualifications, attributes and skills that support the conclusion that these nominees should serve as directors of TCS.

Nominees for Director

At the Annual Meeting, the stockholders will have the opportunity to elect three Class III director nominees to hold office until the Annual Meeting of Stockholders to be held in 2016, and until their successors are duly elected and qualify, except in the event of the director’s earlier death, resignation or removal. Unless otherwise specified, your proxy will be voted “FOR” the election of each of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised by the proxy holder to vote for a substitute of his choice. However, TCS knows of no circumstances that would make any nominee named herein unavailable. Each nominee is a current member of the Board of Directors.

The following nominees for director will serve until the Annual Meeting of Stockholders in 2016 and until their respective successors are duly elected and qualify.

Class III Directors — Terms expiring in 2016

Maurice B. Tosé, 56, Chairman of the Board, President and Chief Executive Officer.

Maurice B. Tosé founded TeleCommunication Systems (TCS) in 1987 and has been Chairman of the Board, President and CEO since then. Prior to founding TCS, Mr. Tosé was the Director of Department of Defense Programs for Techmatics, Inc. Mr. Tosé graduated from the United States Naval Academy with a Bachelor of Science degree in operations analysis and holds an Honorary Doctor of Sciences from the University of Maryland Eastern Shore. Following his graduation, he served on active duty in the United States Navy for eight years, three and a half of which were as an instructor at the U.S. Naval Academy. He retired from the Navy Reserve as a commander after 30 years of combined active and reserve service. Mr. Tosé serves on the board of directors of the U.S. Naval Academy Foundation. He also serves as a member of the Federal Communications Commission’s (FCC) Communications Security, Reliability, and Interoperability Council (CSRIC) and is a member of the Maryland Governor’s International Advisory Council. Mr. Tosé is in his third consecutive term as a member of CTIA — The Wireless Association’s Board of Directors, where he served on the Board’s Executive Committee in 2012.

As our co-founder, leader and one of our largest stockholders since the Company’s inception, Mr. Tosé possesses a deep understanding and appreciation of all aspects of TCS, its history and its business. The Nominating and Governance Committee has considered this in recommending that he is qualified to serve on and lead our Board of Directors.

James M. Bethmann, 58, Chairman of the Compensation Committee, Member of the Nominating and Governance Committee.

James M. Bethmann joined the Board of Directors in April 2006. He is a Managing Partner of The Caldwell Partners International, a retained executive search firm. Additional prior executive search positions include Vice Chairman of Highland Partners; Managing Director of Heidrick and Struggles; Managing Director and Co-Lead of Korn/Ferry International’s Advanced Technology practice in North America; and Lead for Russell Reynolds Associates’ Southwest Technology Practice. He previously served as President of Recognition International, a supplier of high-performance document recognition systems, image, and workflow software solutions to leading businesses in the Americas, the Pacific Rim, and Europe. Mr. Bethmann began his career in the United States Navy, achieving the rank of Lieutenant Commander. He holds a Bachelor of Science degree from the U.S. Naval Academy, for which institution he is a former board trustee.

In recommending Mr. Bethmann continue as a director of the Company, the Nominating and Governance Committee considered his background and position at a retained executive search firm, as a result of which he has developed familiarity with the expectations of senior management in our industry, and his experience as Managing Director of the organizations where he has served. Mr. Bethmann’s experience running a company which sold into international markets was also considered in determining that Mr. Bethmann is qualified to serve on our Board of Directors.

Richard A. Young, 66, Executive Vice President and Chief Operating Officer.

Richard A. Young joined TCS in 1992 and was elected to the Company’s board of directors in 2009. He has extensive experience in technology management with in-depth technical experience in hardware and software lifecycle program management. Prior to joining TCS, Mr. Young worked as Senior Manager for ICF Information Technology, Inc., where he was responsible for managing technical staff in designing and developing applications to customer specifications. From 1986 to 1989, Mr. Young was Director of the Information Systems Department of the Navy Recruiting Command, where he managed the technical team responsible for the information management requirements of the nationwide recruiting force. He retired in 1989 from 20 years active duty service in the U.S. Navy where he was a helicopter pilot, including piloting missions during the Vietnam conflict. Mr. Young holds a Bachelor of Science degree in engineering from the U.S. Naval Academy and a Master of Science degree in information technology from the Naval Postgraduate School.

In recommending Mr. Young continue as a director of the Company, the Nominating and Governance Committee reviewed his extensive experience in technology management as well as his nineteen years of managing all aspects of our business. Mr. Young has a deep understanding of all aspects of our business and history and is qualified to serve on our Board of Directors.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Continuing Directors

Class I Directors — Terms expiring in 2014:

Thomas M. Brandt, Jr., 61, Senior Vice President & Chief Financial Officer.

Thomas M. Brandt, Jr. joined TCS in 1997. As Senior Vice President and Chief Financial Officer, he is responsible for the Company’s financial management, reporting, controls, accounting, and administration. He joined the TCS board of directors in 2009. Prior to TCS, he served as Chief Financial Officer of internet service provider Digex, Inc., where he helped lead an IPO. Mr. Brandt previously had been CFO and corporate controller for several other corporations, including a Fortune 500 New York Stock Exchange company. He began his career as an auditor at Price Waterhouse where he worked for 12 years. Mr. Brandt also serves on the boards of Antenna Research Associates, a private communications technology company, and TechAmerica (formerly AeA), the largest US IT trade association, and the Y of Central Maryland. Mr. Brandt is a Certified Public Accountant. He earned his BA from Duke University in management science and an MBA from the Wharton School of the University of Pennsylvania.

In determining that Mr. Brandt should continue serving as a director of the Company, the Nominating and Governance Committee considered his experience with all aspects of the financial management of our Company since 1997. His experience as CFO of Digex and as CFO and Controller of other publicly traded companies, as well as his experience with an independent auditing firm were instrumental in leading the Nominating and Governance Committee to conclude that his abilities and expertise continue to fit with the needs of our Board of Directors.

Jon B. Kutler, 56, Member of the Audit Committee

Jon B. Kutler joined the Board of Directors in February 2011. He is currently chairman and CEO of Admiralty Partners, a private equity investment firm. After service in the U.S. Navy and nearly a decade on Wall Street, Mr. Kutler founded Quarterdeck Investment Partners, an international investment bank focused on the global aerospace and defense markets. He sold Quarterdeck to Jefferies & Company in 2002 to focus on private equity investments under Admiralty Partners. Mr. Kutler is a recognized investor, investment banker and expert in the aerospace and defense industries and has been profiled in leading national and industry media including BusinessWeek, The New York Times, Fortune, CNN and Bloomberg Television. He is a Trustee of the California Institute of Technology, where he serves as vice chairman of the Jet Propulsion Laboratory and as a member of the Technology Transfer Committee. Mr. Kutler is a graduate of the United States Naval Academy and holds a Bachelor of Science degree in Naval Architecture. He received his Masters of Business Administration from Harvard University.

In determining that Mr. Kutler should continue serving as a director of the Company, the Nominating and Governance Committee considered his Wall Street experience as well as his expertise in the aerospace and defense industries in which the Company derives significant business. His experience in financial management as well as the former owner of Trident Space & Defense LLC, which the Company purchased in 2011, were instrumental in leading the Nominating and Governance Committee to conclude that his abilities and expertise continue to fit with the needs of our Board of Directors.

Class II Directors — Terms expiring in 2015

Jan C. Huly, 65, Member of the Audit Committee.

Retired Lieutenant General Jan C. Huly was appointed to the Board of Directors in January 2009. Lt. Gen. Huly retired from the Marine Corps in 2006 after nearly 37 years of service. In his last assignment as Deputy Commandant, Plans, Policies and Operations, Lt. Gen. Huly was the principal operations officer for the Marine Corps. This included staff coordination for operational matters, combat readiness, and security. Lt. Gen. Huly is a member of the Department of Defense’s Defense Science Board and is a board member for the Marine Corps Scholarship Foundation. He holds a Bachelor of Science degree from the University of California, Berkeley, and a Master of Arts degree from Central Michigan University.

In determining that Lt. Gen. Huly should continue serving as a director of the Company, the Nominating and Governance Committee considered his experience as Deputy Commandant of the Marine Corps and that such a position provides insight into the challenges associated with managing complex organizations and holding management accountable for a company’s performance. Familiarity with core customers including requirements for acquisition of products and services were also considered when the Nominating and Governance Committee concluded that Lt. Gen. Huly is qualified to continue serving on our Board of Directors.

A. Reza Jafari, 67, Member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee

A. Reza Jafari joined the Board of Directors in August 2010. He is currently the Chairman and CEO of e-Development International, a Washington D.C.-based executive advisory group that promotes, facilitates and participates in Information and Communication Technology initiatives for Social Entrepreneurships and Public Private Partnerships worldwide.

He is the Chairman of the Board of Directors of ITU TELECOM (International Telecommunication Union, a UN Agency); a board member of GSMA Ltd., a wholly owned subsidiary of GSM Association; an advisory board member of Digital Health Initiative, the Chairman of the Board of the India, China and America Institute (ICAI) and a member of the Governor’s Council for International Business, Maryland. Mr. Jafari has more than thirty-five years experience in the IT services, telecommunications, media and entertainment, and education industries. His expertise includes mobile health, mobile value-added services, satellite communications, cyber security, IT services and IP communications. Previously, Mr. Jafari held various senior executive positions at Electronic Data Systems Corporation, NeuStar Corporation and was Founder, President and CEO of the Satellite Conference Network and the Bankers-TV Network. He holds an MBA and ABD (PhD) in Instructional Systems Technology from Indiana University.

In determining that Mr. Jafari should continue serving as a director of the Company, the Nominating and Governance Committee considered his previous experience in the IT services and telecommunications industries. Mr. Jafari’s experience with satellite communications, cyber security, IT services and IP communications at senior executive positions within important industry companies and his current participation on the international stage also led the Nominating and Governance Committee to conclude that his abilities continue to fit with the needs of our Board of Directors.

Weldon H. Latham, 66, Chairman of the Nominating and Governance Committee, and Member of the Compensation Committee.

Weldon H. Latham joined the Board of Directors in December 1999. Mr. Latham is currently a senior partner at the law firm of Jackson Lewis LLP. Since 1986, Mr. Latham has been a senior partner with various law firms including Davis Wright Tremaine, Holland & Knight, Shaw Pittman, and Reed Smith. Mr. Latham was Vice President and General Counsel for Sterling Systems Inc., a software company subsequently acquired by Planning Research Corporation (PRC). He became Executive Assistant and Counsel to PRC’s Chairman and CEO. He also served as General Deputy Assistant Secretary for the U.S. Department of Housing and Urban Development, and previously as Assistant General Counsel, White House Office of the Air Force Secretary, General Counsel’s Honors Program. Mr. Latham holds a BA in business administration from Howard University, a J.D. from the Georgetown University Law Center, and an Executive Management Certificate from the Amos Tuck Business School at Dartmouth College.

In determining that Mr. Latham should continue serving as a director of the Company, the Nominating and Governance Committee considered his extensive experience as a senior partner of several law firms and the resources he brings through his relationships and legal knowledge. Mr. Latham’s experience working in technology companies such as Sterling Systems/PRC was also considered when the Nominating and Governance Committee determined that his abilities and expertise continue to fit with the needs of our Board of Directors.

CORPORATE GOVERNANCE

Board of Directors and Board Leadership Structure

The Board of Directors oversees the overall performance of the Company. Members of the Board of Directors stay informed of the Company’s business by participating in Board and committee meetings, by reviewing materials provided to them prior to meetings and otherwise, and through discussions with the Chief Executive Officer and other members of senior management and staff.

Committees of the Board of Directors met a total of thirteen times in 2012. In addition, the full Board met five times during 2012 to review the actions of the Committees and attend to other TCS business. All of the directors attended 100% of the meetings of the Board of Directors and Board Committees of which they were a member. All of the members of the Board of Directors also attended the 2012 Annual Meeting of Stockholders.

Independence

The Board of Directors has determined that each member of the Board of Directors, other than Messrs. Tosé, Young and Brandt, is “independent” as defined by the listing standards of the Nasdaq, within the meaning of Rule 5605 of the Nasdaq Stock Market.

Leadership Structure

Mr. Tosé currently serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company and we do not have a lead independent director. At this time, the Board of Directors believes that the Company and its stockholders are best served by having Mr. Tosé serve as Chairman and Chief Executive Officer. Mr. Tosé’s tenure as founder and Chief Executive Officer since the Company’s formation, his more than 25 years of experience leading TCS and his significant ownership interest in the Company, uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, the Board of Directors believes that Mr. Tosé’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board of Directors and executive management, and his knowledge of the Company’s business operations makes it appropriate for him to lead the discussions of the Board of Directors.

In addition, many key Company actions occur through the Audit Committee, the Compensation Committee or the Nominating and Governance Committee. Each of these committees is comprised solely of “independent” directors within the meaning of Rule 5605 of the Nasdaq Stock Market. The chairmen of those respective committees lead and direct the matters relating to those committees and thus have indirect responsibility for board agendas, discussions and deliberations relative to those topics, and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of the Company’s management. Given these historic practices, the Company has not designated a lead director.

Role of Board of Directors in Risk Oversight

The Board of Directors oversees our processes to manage risk at the Board and senior management levels. The Board of Directors delegates much of this responsibility to the Audit Committee. Under its charter, the Audit Committee shall discuss with management the Company’s major financial risk exposures and steps management has taken to limit, monitor or control such exposure. While the Board and Audit Committee oversee our Company’s risk management, our senior management is responsible for the development, implementation, and maintenance of our risk management processes and provides periodic reports to the Board of Directors and its committees, as appropriate, on its assessment of strategic, operational, legal and compliance, and financial reporting risks to the Company. The Board of Directors and its committees, as appropriate, review and consider the management reports provided on the Company’s enterprise risk and risk management strategy, make recommendations, and suggest changes if appropriate.

Code of Ethics and Business Conduct

The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the Company’s website at www.telecomsys.com. The Company requires all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Corporate Governance Guidelines

The Board of Directors believes that adherence to sound corporate governance policies and practices is important in ensuring that our Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of the stockholders. The Company’s Corporate Governance Guidelines are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors or to any individual Director at the following address: TeleCommunication Systems, Inc., 275 West Street, Suite 400, Annapolis, MD 21401. The communication should indicate that the sender is a stockholder. Based on procedures approved by the Nominating and Governance Committee of the Board of Directors, the General Counsel and Secretary will retain and not send to Directors communications that are purely promotional or commercial in nature or other topics that clearly are unrelated to Director responsibilities. These types of communications will be logged and filed but not circulated to Directors. The General Counsel and Secretary will review and log all other communications and subsequently deliver it to the specified Directors. Further information about communicating with the Board of Directors is available on the Company’s website at www.telecomsys.com/investor_info/corp_governance.cfm.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, the membership and functions of which are described below.

Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is currently comprised of Messrs. Kutler, Huly and Jafari. The members of the Audit Committee are “independent” as defined by the listing standards of the Nasdaq. The Board of Directors has determined that Mr. Kutler, Chairman of the Audit Committee, is an “audit committee financial expert” under the relevant rules of the SEC.

The charter for the Audit Committee may be found on the TCS Website (http://www.telecomsys.com). Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee held four quarterly meetings in 2012 to review quarterly operating results, and one additional meeting to review other matters. After consideration at each meeting during 2012, each of the Audit Committee members, Ernst & Young representatives and the Company’s internal auditor concluded that no executive session without the presence of management was necessary.

Nominating and Governance Committee

The Board of Directors maintains a Nominating and Governance Committee, which is currently comprised of Messrs. Latham, Bethmann and Jafari. The charter of the Nominating and Governance Committee provides for it to be comprised of three members. The Committee has elected Mr. Latham to serve as its Chairman. The Nominating and Governance Committee has the responsibility to recommend persons for membership on the Board of Directors, including consideration of any nominees submitted to the Board of Directors by stockholders, to establish criteria and procedures for the selection of new directors, to assist the Board of Directors with the evaluation of its overall effectiveness, and to develop and recommend any changes to the Corporate Governance Guidelines. The Nominating and Governance Committee met three times in 2012. The Nominating and Governance Committee Charter is available on the Company’s website at www.telecomsys.com and will be provided to stockholders upon request.

The Board of Directors believes that the interests of the stockholders are best served by having a substantial number of objective, independent representatives on the Board. For this purpose, a director will be considered to be “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with us that may impair, or appear to impair, the director’s ability to make independent judgments.

Nominating Process

The Nominating and Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

In identifying candidates for membership on the Board of Directors, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, conflict of interest, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Consistent with the committee’s charter and the Corporate Governance Guidelines, when identifying director nominees, the committee considers general principles of diversity, and does so in the broadest sense. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company. The Nominating and Governance Committee also believes it is in the stockholders’ best interest for certain key members of our current management to participate as members of the Board of Directors.

The Nominating and Governance Committee reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board.

Once the Nominating and Governance Committee has selected appropriate candidates for election as a director, it presents the candidates to the full Board of Directors for (a) election, if the selection has occurred during the course of the year, or (b) nomination, if the director is to be elected by the stockholders. Pursuant to our Bylaws, members of at least one class of Directors are nominated each year for election by the stockholders and are included in the Company’s Proxy Statement.

The Nominating and Governance Committee assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated by the Nominating and Governance Committee, and may be considered at any point during the year. The Nominating and Governance Committee will consider stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Bylaws. In evaluating such recommendations, the Nominating and Governance Committee will use the qualifications standards discussed above and seek to achieve a balance of knowledge, experience and capability on the Board of Directors.

The Bylaws provide the procedure for stockholders to make director nominations. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company:

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in the case of an annual meeting, not more than 120 days and not less than 90 days prior to the earliest of (i) such annual meeting, (ii) the first anniversary of the mailing date of the notice of the preceding year’s annual meeting and (iii) the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to the annual meeting and not later than the earlier of the close of business on the 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and

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in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the earlier of the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.

A stockholder’s notice to the Secretary must be in writing and set forth:

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as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder; and

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as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Company ‘s books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth above. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

Compensation Committee

The Compensation Committee, which met five times in 2012, is currently comprised of Messrs. Bethmann, Latham and Jafari, and the Committee has elected Mr. Bethmann as its chairman. The charter of the Compensation Committee provides that it will be comprised of three members. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of stockholder interests. The Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to total compensation and benefits, including compensation strategy, philosophy and planning, and policies regarding the acquisition, retention and motivation of personnel. The Compensation Committee determines the compensation of our Chief Executive Officer and President and the compensation of the other Named Executive Officers. In making these determinations, the Compensation Committee takes into account the recommendations of the Chief Executive Officer. The Compensation Committee administers the Stock Incentive Plan, Employee Stock Purchase Plan and other executive officer compensation plans. The Compensation Committee’s Charter is available on the Company’s website (www.telecomsys.com) and will be provided to stockholders upon request.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives in the highly competitive and dynamic secure communications technology industry;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

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Align the interests of our Named Executive Officers and stockholders by motivating executive officers to increase stockholder value and rewarding Named Executive Officers for meeting operational goals designed to result in stockholder value increases;

•	Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	Foster a shared commitment among executives by coordinating their Company and individual goals; and

•	Motivate our executives to manage our business to meet our long-range objectives.

Compensation Committee Interlocks

None of the members of the Compensation Committee is a current or former officer or employee of the Company. During 2012, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2012, none of the Company’s executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Director Compensation

The Board of Directors, upon recommendation of the Compensation Committee, adopted new fee arrangements for Board participation in June 2012. Under the new fee structure, non-employee directors are paid an annual retainer of $30,000, and fee of $3,500 for each Board meeting in which the director participates in person, $3,000 for each Board meeting in which the director participates via teleconference and $2,000 for each Committee meeting in which the director participates. The Chairman of the Audit Committee is paid an additional annual retainer of $11,000, the Chairman of the Compensation Committee is paid an additional annual retainer of $6,500, and the Chairman of the Nominating and Governance Committee is paid an additional retainer of $5,000.

Generally, each non-employee director is granted restricted shares or options to purchase shares of Class A Common Stock under our stock incentive plan annually. These restricted shares or options vest over a period of one year in equal amounts at the end of each semi-annual term of service on the Board. In addition, non-employee directors are reimbursed for expenses incurred in connection with their service on the Board of Directors. The following table summarizes the amounts paid to non-employee directors for fiscal year 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
James M. Bethmann	$68,500	$45,000	$113,500
Jan C. Huly	$56,000	$45,000	$101,000
A. Reza Jafari	$72,000	$45,000	$117,000
Jon B. Kutler	$67,000	$45,000	$112,000
Weldon H. Latham	$67,500	$45,000	$112,500

(1)	The amounts in this column reflect the aggregate grant date fair value of awards to our non-employee directors of restricted shares of our Class A Common Stock during 2012, computed in accordance with FASB ASC Topic 718. See Note 18 in the Notes to Consolidated Financial Statements included in our Annual Report for additional information.

The following table sets forth the aggregate number of stock awards and the aggregate number of stock options held by each of our non-employee Directors at December 31, 2012.

Name	Aggregate Number of Stock Awards	Aggregate Number of Stock Options
James M. Bethmann	16,791	—
Jan C. Huly	16,791	—
A. Reza Jafari	16,791	—
Jon B. Kutler	16,791	—
Weldon H. Latham	16,791	15,000

In June 2012, after reviewing industry comparable compensation trends for Boards of Directors of comparably sized companies in the industries in which TCS participates as published in the Director Compensation Report of the National Association of Corporate Directors, the Board voted unanimously to set non-employee director annual fees as follows:

Target Total Compensation	$90,000
Board retainer	30,000
Audit Committee Chairman retainer	11,000
Compensation Committee Chairman retainer	6,500
Nominating Committee Chairman retainer	5,000
Board per-meeting fee (in person)	3,500
Board per-meeting fee (via teleconference)	3,000
Committee per-meeting fee	2,000
Non-cash compensation (value)	$45,000

The Target Total Annual Compensation may be comprised of cash, non-cash compensation in the form of stock options or restricted shares with a stated vesting schedule, or a combination of the two.

Effective June 11, 2009, the Board adopted amended guidelines that Board members should maintain equity ownership in the corporation of a value equal to three times the annual retainer amount for Board members, for each three year term. New directors have three years from the date their service begins to accumulate the appropriate amount. The guideline also provides that in accumulating the equity ownership, a Director should strive to achieve at least one-third of the guideline ownership amount in each year of the three year period.

Executive Officers

The Board of Directors has elected the executive officers to serve for indefinite terms. The following table sets forth the name of each executive officer as of December 31, 2012 and the principal positions and offices he holds with the Company. Each of these officers has served as an executive officer of the Company for at least fifteen years.

Name	Age	Information about Executive Officer
Maurice B. Tosé	56	Chairman of the Board of Directors, President and Chief Executive Officer since 1987. Prior to founding TCS, Mr. Tosé was the Director of Department of Defense Programs for Techmatics, Inc., headquartered in Silver Spring, Maryland.

Richard A. Young	66	Executive Vice President and Chief Operating Officer. Mr. Young directs all day-to-day activities in the Company including goal setting, performance monitoring, and deployment of key personnel. Mr. Young joined TCS in 1992 and has served in a chief operating management role throughout his tenure.

Thomas M. Brandt, Jr.	61	Sr. Vice President and Chief Financial Officer. Mr. Brandt joined the Company in 1997, assuming responsibility for the Company’s financial management, reporting, controls, accounting, and administration.

Drew A. Morin	52	Sr. Vice President and Chief Technology Officer. Mr. Morin joined the Company in 1988, assuming responsibility for the technical direction and coordination of TCS’ development activities across business units.

Timothy J. Lorello	55	Sr. Vice President and Chief Marketing Officer. In 2002, Mr. Lorello assumed responsibility for positioning and product management, marketing communications, branding activities, and product strategy for all of our products and services. Mr. Lorello joined our Company in 1995 to head our network intelligence application software group where he was responsible for the marketing and development of software applications and services sold to wireless carriers. From 2007 until mid-2011, Mr. Lorello also held responsibility for sales initiatives for our commercial software business.

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

(Proposal 2)

In 2000, we adopted the Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) which is intended to benefit the Company by increasing our employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company. With the approval of the Company’s stockholders, the Employee Stock Purchase Plan has been amended and restated twice since its inception (in 2006 and 2010) to, among other things, increase the number of shares of Class A Common Stock reserved for issuance to participants. Nevertheless, sales of shares under the Employee Stock Purchase Plan were suspended as of October 31, 2012, due to near exhaustion of the pool of reserved shares under the plan. Under this proposal, we ask that you approve the third amendment and restatement of the Employee Stock Purchase Plan to replenish the pool of reserved shares under the plan and implement other administrative changes required for legal compliance.

Since the Employee Stock Purchase Plan’s inception in 2000 through the close of the last quarterly purchase period that ended on October 31, 2012, 2,383,970 shares of Class A Common Stock have been issued under the Employee Stock Purchase Plan pursuant to employee purchases, and 962 shares remain available for future employee purchases. Consequently, if this proposal is not approved by our stockholders, only 962 shares of Class A Common Stock will remain available for employee purchases. We do not believe this amount is sufficient for the Employee Stock Purchase Plan to serve as a meaningful incentive to our employees.

Under the proposal, the Employee Stock Purchase Plan would be amended to provide that 2,000,000 shares of Class A Common Stock are reserved for issuance in connection with participant purchases under the plan on or after May 1, 2013. No shares will be purchased under the Employee Stock Purchase Plan before the Annual Meeting. We believe that this number of new shares should sustain our Employee Stock Purchase Plan for approximately three years absent unforeseen circumstances. This projection takes into account the average annual number of shares issued under the Employee Stock Purchase Plan over the past three years and our anticipated growth in employee headcount over the next three years. Our Board of Directors recommends that stockholders approve this proposal to preserve our ability to encourage employee share ownership in the Company.

The following is a brief summary of the Employee Stock Purchase Plan and the material changes made under its proposed amendment and restatement. This summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, as proposed to be amended, which appears as Appendix A to this Proxy Statement.

General Information

Purpose: The purpose of the Employee Stock Purchase Plan is to promote our long-term growth and profitability by allowing qualified employees to purchase shares of our Class A Common Stock on a tax-favored basis through payroll deduction and cash contributions. We believe that making this opportunity available to our employees encourages them to have an ownership stake in the Company and increases their interest in the Company’s growth and success.

Administration: Our Compensation Committee is currently the administrator of the Employee Stock Purchase Plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including, but not limited to, the authority to: (i) construe and interpret the plan and any agreements or instruments entered into under the plan; (ii) establish, amend, or waive rules and regulations for the plan’s administration and operation; (iii) establish eligibility requirements consistent with the provisions of section 423 of the Internal Revenue Code; (iv) determine the purchase price of Class A Common Stock for each option period; (v) change the timing and duration of the option periods; and (vii) make all other determinations that may be necessary or advisable for the administration and operation of the plan.

Participation: Participation in the Employee Stock Purchase Plan is open to all of our employees, and employees of any of our designated subsidiaries, except that employees not working a minimum of 20 hours per week and employees who own more than 5% of our issued and outstanding stock may not participate in the Employee Stock Purchase Plan. As of March 31, 2013, approximately 1,200 of our employees were eligible to participate in the Employee Stock Purchase Plan. Non-employee directors are not eligible to participate.

Shares Available Under the Plan: If this proposal is approved, the aggregate number of shares of our Class A Common Stock that may be made available for purchase under the Employee Stock Purchase Plan on or after May 1, 2013 will be 2,000,000 shares. This limit will be proportionately adjusted if the number of outstanding shares of Class A Common Stock is increased or decreased or the shares of Class A Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company.

Purchases of Common Stock Under the Employee Stock Purchase Plan

Because participation in the Employee Stock Purchase Plan is voluntary and elective, the benefits or amounts that any participant or group of participants may receive if this proposal is approved are not currently determinable. Since the Employee Stock Purchase Plan’s inception through March 31, 2013, none of our executive officers or directors has elected to purchase any shares under the plan. Since the Employee Stock Purchase Plan’s inception, 2,383,970 shares of Class A Common Stock, in the aggregate, have been issued to our employees as a group, excluding executive officers.

“Option periods” are the periods during which eligible employees may make payroll deductions and cash contributions under the Employee Stock Purchase Plan that are used to purchase our Class A Common Stock for the employees’ accounts. The Employee Stock Purchase Plan is generally implemented with four successive option periods in each “plan year” (February 1 through January 31), each three months in duration. We have not commenced an option period since November 2012, however. The administrator may modify the timing and duration of the option periods within the limits permitted by section 423 of the Internal Revenue Code. Payroll deductions and cash contributions accumulated during each of these option periods are applied toward the purchase of our Class A Common Stock for employee accounts at the end of each option period at the purchase price designated by the administrator.

The administrator specifies the purchase price of shares for each option period before the beginning of the relevant option period. The purchase price for each share of Class A Common Stock purchased pursuant to an ESPP Option (as defined below) under the Employee Stock Purchase Plan may never be less than 85% of the Fair Market Value (as defined in the Employee Stock Purchase Plan) of the Class A Common Stock on either (i) the first trading day of the option period, or (ii) the last trading day of the option period, whichever price is lower, and may never be less than the par value of the Class A Common Stock.

As of March 28, 2013, the Fair Market Value of a share of Class A Common Stock, determined by the last reported sale price per share of Class A Common Stock on such date as quoted on the Nasdaq Global Market, was $2.23. There will be no fees, commissions or other charges paid by employees in connection with the purchase of Class A Common Stock upon exercise of the ESPP Options under the Employee Stock Purchase Plan.

Generally, an individual must satisfy the eligibility requirements as of the first day of the option period in order to participate in that option period. Such eligible employee also must submit an enrollment form prior to the first day of the option period. New employees who have satisfied the eligibility requirements may begin to participate in any option period that commences coincident with or after the date they meet the eligibility requirements. If any employee becomes eligible after the first day of an option period, the employee’s first option period will be the next successive option period. This amendment and restatement of the Employee Stock Purchase Plan clarifies that a newly eligible employee may not commence participating other than on the first day of an option period.

Each eligible employee is granted a stock option (an “ESPP Option”) at the beginning of each option period that is automatically exercised to purchase up to a maximum specified number of shares of Class A Common Stock on behalf of the employee with the employee’s accumulated payroll deductions and/or cash contributions on the last trading day of the option period (the “exercise date”). A stock option is a right to purchase up to a specified number of shares of stock on a specified date at a specified price. Before the option periods were suspended in October 2012, the Employee Stock Purchase Plan was operated to provide that each ESPP Option entitles the employee to purchase up to 2,100 shares of Class A Common Stock per option period, subject to further limitations imposed by section 423 of the Internal Revenue Code. The administrator may modify this maximum share purchase limit within the limits permitted by section 423 of the Internal Revenue Code. The ESPP Options differ from conventional stock options issued under our other stock incentive plans in several important ways. The ESPP Options are exercised automatically on behalf of all participating employees on the exercise date. They may not be exercised at any other time. The Company collects payroll deductions and/or cash contributions under the Employee Stock Purchase Plan to assist the participants in accumulating funds to pay the purchase price of the shares.

Under the Employee Stock Purchase Plan, any balance remaining in an employee’s account on the exercise date after the purchase of shares, if less than the purchase price of one whole share, will be carried forward automatically into the employee’s account for the next option period, unless the employee is not an eligible employee with respect to that next option period, in which case such amount will be promptly refunded. The Employee Stock Purchase Plan further specifies that if the balance remaining in an employee’s account on an exercise date after the purchase of shares exceeds the purchase price of one whole share, such balance will be promptly refunded. This situation could occur, for instance, if the maximum share purchase limit is reached. Shares purchased under the Employee Stock Purchase Plan are issued as soon as practicable following the exercise date in certificate form or in uncertificated book entry form. All participants have the same rights and privileges with respect to the ESPP Options granted under the Employee Stock Purchase Plan for each option period. ESPP Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner.

Amendment and Termination

Our Board of Directors may terminate, amend or modify the Employee Stock Purchase Plan or any portion thereof at any time. Section 423 of the Internal Revenue Code, however, requires us to obtain stockholder approval of amendments that would increase the number of shares issuable under the Employee Stock Purchase Plan or expand the classes of individuals eligible to participate in the Employee Stock Purchase Plan.

Federal Income Tax Consequences

The following is a general summary of the current United States federal income tax treatment of ESPP Options, which may be granted under the Employee Stock Purchase Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder, all of which are subject to change.

The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Internal Revenue Code sections 421 and 423. Under these provisions, a participant will not owe United States federal income taxes when the ESPP Options are granted to the participant, nor when the ESPP Options are exercised and shares are purchased for the participant. As summarized below, a participant may owe United States federal income taxes when he sells or otherwise disposes of the shares.

Federal Income Tax Consequences for Participants upon Disposition of Shares Purchased Under the Plan. The tax consequences to a participant depend on how long the participant holds the shares before he sells or otherwise disposes of them.

If a participant holds the shares acquired under an ESPP Option for more than (a) two years measured from the first day of the option period during which the shares were purchased and (b) one year measured from the exercise date (the date the shares were purchased for the participant), then:

When the participant sells or otherwise disposes of the shares, the participant will recognize ordinary income equal to either (i) the excess of the fair market value of the shares on the date of such sale or disposition over the purchase price, or (ii) 15% of the fair market value of the Class A Common Stock on the first day of the option period, whichever is smaller.

Any additional gain realized upon such sale or disposition will be taxed as long-term capital gain.

If the participant sells the shares after the holding periods described above and the sale price is less than the purchase price, then there is no ordinary income and the participant will have a capital loss for the difference between the sale price and the purchase price.

The same rules described above generally apply if the participant dies at any time while owning the shares.

If the shares are sold or disposed of (including by way of gift) before the expiration of the two-year holding period or before the expiration of the one-year holding period described above, then:

The excess of the fair market value of the shares on the exercise date (the day the shares were purchased for the participant) over the purchase price will be taxed as ordinary income to the participant at the time of disposition. This excess will be taxed as ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made.

The balance of any gain (the difference between the fair market value of the shares on the exercise date and the sale price received by the participant when he sold the shares) will be taxed as capital gain. The capital gain will be long-term capital gain if the participant held the shares for more than one year.

Even if the shares are sold for less than their fair market value measured as of the exercise date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the purchase price and the fair market value of the shares on the exercise date.

A disposition does not include: (i) a transfer into joint ownership with right of survivorship if the participant remains one of the joint owners, (ii) a pledge or a transfer by bequest or inheritance, or (iii) an exchange of stock in a tax-free reorganization.

To the extent that a participant realizes ordinary income in connection with the purchase, sale or other transfer of any shares purchased under the Employee Stock Purchase Plan or the crediting of interest to the employee’s account, the Company may withhold amounts needed to cover required withholding taxes from any payments otherwise due and owing to the participant or from shares that would otherwise be issued to the participant under the Employee Stock Purchase Plan, but in no event may the taxes recovered from shares that would otherwise be issued to the employee exceed the statutory minimum amount of taxes required to be withheld.

Federal Income Tax Consequences for the Company. There are no federal income tax consequences for us by reason of the grant or exercise of ESPP Options pursuant to the Employee Stock Purchase Plan. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported by a participant upon disposition of shares before the expiration of the holding periods described above. Participants are required to notify the Company of any disposition of shares acquired under the Employee Stock Purchase Plan within two years from the date of grant of the ESPP Options under which the shares are purchased.

The above discussion does not cover all income or other tax effects involved in an employee’s participation in the Employee Stock Purchase Plan and employees should consult with their own tax advisor regarding participation in the Employee Stock Purchase Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The number of shares beneficially owned by a person includes shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2013. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The following table lists the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by directors and our Named Executive Officers (as defined below under “Compensation of the Named Executive Officers”) of the Company as of March 31, 2013. There were no other 5% holders as of March 31, 2013.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned		Percentage of Shares Beneficially Owned
	A Shares	B Shares(3)	A Shares	B Shares
Directors and executive officers:
Maurice B. Tosé(2)	3,213,220	5,247,769	5.1%	100%
Richard A. Young(4)	1,828,029	—	3.0%	—
Thomas M. Brandt, Jr.(5)	1,674,360	—	2.7%	—
Drew A. Morin(6)	1,633,235	—	2.7%	—
Timothy J. Lorello(7)	887,396	—	1.5%	—
James M. Bethmann(8)	67,702	—	*	—
Jan C. Huly(8)	59,249	—	*	—
A. Reza Jafari(8)	10,787	—	*	—
Jon B. Kutler(8, 9)	3,046,748	—	5.1%	—
Weldon H. Latham(10)	134,757	—	*	—
All directors and executive officers as a group (10 persons)(11)	12,555,483	5,247,769	19.0%	100%

*	Less than 1%.

(1)	Except as set forth herein, the business address of the named beneficial owner is c/o TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401.

(2)	Includes 2,270,098 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013, 507,416 shares of restricted Class A stock, and 550,000 shares of Class B Common Stock which have been pledged as security for a loan. Under the rules of the SEC, Mr. Tosé is deemed to beneficially own 229,995 shares of Class A Common Stock owned by Teresa M.S. Layden, Mr. Tosé’s wife, 215,753 shares of Class B Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s children, and 141,440 shares of Class B Common Stock held by Mr. Tosé’s minor children. Mr. Tosé disclaims beneficial ownership of all of these shares.

(3)	The holders of Class B Common Stock are entitled to three votes per share on all matters submitted to a vote of the stockholders. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock.

(4)	Includes 1,311,985 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013, and 302,296 shares of restricted Class A stock.

(5)	Includes 1,086,258 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013, and 241,569 shares of restricted Class A stock. Under the rules of the SEC, Mr. Brandt is deemed to beneficially own 51,370 shares of Class A Common Stock held in a trust for the benefit of Mr. Brandt’s wife. Mr. Brandt disclaims beneficial ownership of all the shares in the trust.

(6)	Includes 1,090,873 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013, and 241,758 shares of restricted Class A stock. Under the rules of the SEC, Mr. Morin is deemed to beneficially own 17,354 shares of Class A Common Stock held in a trust for the benefit of Mr. Morin’s wife and child. Mr. Morin disclaims beneficial ownership of all of these shares.

(7)	Includes 556,471 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013, and 120,919 shares of restricted Class A stock. Under the rules of the SEC, Mr. Lorello is deemed to beneficially own 236,849 shares of Class A Common Stock held in a trust for the benefit of Mr. Lorello’s wife and children, and such shares have been pledged to secure a loan to the trust. Mr. Lorello disclaims beneficial ownership of all these shares.

(8)	Includes 16,791 shares of restricted Class A Common Stock.

(9)	Under the rules of the SEC, Mr. Kutler is deemed to beneficially own 3,000,000 shares of Class A Common Stock held in a trust for the benefit of Mr. Kutler’s child. Mr. Kutler disclaims beneficial ownership of all of these shares.

(10)	Includes 15,000 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013 and 16,791 shares of restricted Class A Common Stock.

(11)	Includes an aggregate of 6,237,827 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013 and 1,497,913 shares of restricted Class A Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive, long-term equity incentive compensation and broad-based benefits programs. We place significant emphasis on pay for performance-based incentive compensation programs, which make compensation contingent on the attainment of Company and individual goals.

TCS does not utilize compensation policies or practices that we believe would create risks or encourage decisions that are reasonably likely to have a material adverse effect on the Company. The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive and management employees. TCS uses common variable compensation designs, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement.

Specific 2012 operational achievements include:

•	Revenue was a record $487.4 million, up 12% from the previous year. This represented the Company’s 14th consecutive year of record revenue.

•	Gross profit was a record $160.2 million, up 6% from the previous year.

•	EBITDA[1] was $55.3 million, compared to $59 million in 2011, and represented the Company’s third highest yearly EBITDA.

•	Funded backlog remained strong at $309 million at year end.

The Objectives of our Executive Compensation Program

We use the following principles to guide our decisions regarding executive compensation:

Provide compensation opportunities competitive with market levels.

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with total compensation provided by our industry peer group, which we construct to include the following companies:

• Neustar, Inc.	• TeleNav, Inc.

• NCI Inc.	• Globecomm Systems, Inc.

• Comverse Technology, Inc.	• ViaSat, Inc.

• CACI International Inc.	• Harris Corp.

• General Dynamics Corp	• Comtech Telecommunications Corp.

• LM Ericsson Telephone Co.	• Kratos Defense & Security Solutions, Inc.

• Rockwell Collins, Inc.

[1]	EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). See a reconciliation to GAAP net income in our financial press releases and at our website at www.telecomsys.com.

We chose these companies because they are publicly traded companies in the commercial and technology sectors in which we operate and/or they are close to our size in terms of revenue and market capitalization. We believe that such companies provide an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. We annually review the companies in our peer group and add or remove companies as necessary to insure that our peer group comparisons are meaningful. There were no changes to our peer group this year from the group we used in 2011. We used the same peer group when constructing our “performance graph” that appears in our Annual Report on Form 10-K for 2012.

For each Named Executive Officer, we consider the relevance of data of our peer group, considering:

•	Our business needs for the Named Executive Officer’s skills;

•	The contributions that the Named Executive Officer has made or we believe will make to our success;

•	The transferability of the Named Executive Officer’s managerial skills to other potential employers;

•	The relevance of the Named Executive Officer’s experience to other potential employers, particularly in the telecommunications technology industry; and

•	The readiness of the Named Executive Officer to assume a more significant role with another potential employer.

Base Salaries

We target base salaries to approximate the market median (50th percentile) for our peer group. To arrive at the 50th percentile for the base salaries of our Named Executive Officers, we consider the median of the data gathered from proxy statements for the positions of the Named Executive Officers in relation to the Named Executive Officers of our peer group for each position. We also use data from publicly available surveys, when available, in addition to our peer group, in order to have a more complete overview of the competitive market for our executive talent.

Cash Incentives

Incentive award opportunities are targeted to result in Bonus Opportunity Plan payments equal to the market median of cash incentives paid by our peer group assuming our target business objectives are achieved.

Long-Term Equity Compensation

Annual equity grants are targeted at the 75th percentile of the median level of market practices for the Named Executive Officer, but may be adjusted in the discretion of the Compensation Committee based on individual performance or other factors. The allocation between long-term and currently paid out compensation reflects consideration of how our peer companies use long-term and currently paid compensation to pay their Named Executive Officers because we feel it is important to maintain parity with competitors for our management team.

Total Compensation

Total compensation is targeted at the 75th percentile of our peer group, considering individual performance and experience. The targets for compensation are set at the beginning of each fiscal year. The Company’s operational performance achieved in fiscal year 2012 resulted in the Named Executive Officers earning total compensation below the targeted compensation set forth at the beginning of the year.

After review of the 2012 operational results, the Compensation Committee determined that senior management had delivered results which were comparable to the Company’s peers, and while the overall Company performance achieved less than the budgeted target results determined at the beginning of 2012, the Compensation Committee determined that senior management had earned a total compensation package that was appropriate for the performance at the level achieved. The total compensation for 2012 was lower than total compensation in 2011 primarily reflecting the lower market price of our stock in 2012.

Require performance goals to be achieved in order for the majority of the target pay levels to be earned.

Our executive compensation program emphasizes pay for performance. Performance is measured based on achievement of Company and individual performance goals that are aligned with our business strategy and are approved by our Compensation Committee after the annual business plan has been approved by the Board of Directors. If the target level for the performance goals is exceeded, executives have an opportunity to earn cash incentive awards above the median of the market of our peer group pursuant to our Bonus Opportunity Plan. If the target levels for the performance goals are not achieved, executives may earn less or no Bonus Opportunity Plan payments.

Offer a comprehensive benefits package to all full-time employees.

We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan. We have no structured executive perquisite benefits (e.g., club memberships or Company vehicles) for any executive officer, including the Named Executive Officers, and we currently do not provide any supplemental pensions to any executive officer, including the Named Executive Officers. In December 2008 the Compensation Committee adopted a Deferred Compensation Plan under which certain highly compensated employees, including the Named Executive Officers, are allowed to defer receipt of current income until some future period, which period must be determined prior to making contributions. The Company also may contribute compensation on behalf of an employee, including a Named Executive Officer, which will vest to the beneficiary employee at the pre-determined date. The Company did not contribute any amounts to the Deferred Compensation Plan in 2012.

Provide fair and equitable compensation.

We provide a total compensation program that we believe will be perceived by both our Named Executive Officers and our stockholders as fair and equitable. In addition to conducting analyses of market pay levels and considering individual circumstances related to each Named Executive Officer, we also consider the pay of each Named Executive Officer relative to each other Named Executive Officer and relative to other members of the management team. We have designed the total compensation programs to be consistent for our executive management team.

Certain Policies of our Executive Compensation Program

We have adopted the following material policies related to our executive compensation program:

•

Allocation between long-term and currently paid out compensation: The compensation we currently pay consists of base pay and annual cash incentive compensation in the form of the Bonus Opportunity Plan payments. The long-term compensation consists entirely of awards of stock options or restricted shares pursuant to the Stock Incentive Plan. The allocation between long-term and currently paid out compensation reflects consideration of how our peer companies use long-term and currently paid compensation to pay their executive officers because we feel it is important to maintain parity with competitors for our management team.

•

Allocation between cash and non-cash compensation: It is our policy to allocate all currently paid compensation in the form of cash and all long-term compensation in the form of awards of options to purchase our Class A Common Stock or restricted shares of our Class A Common Stock, because we believe that this balance best serves our interests in retaining experienced managers while also aligning their long-term compensation with stockholder interests in long-term growth and success.

Role of Stockholder Say-on-Pay Votes

At the Company’s Annual Meeting of Stockholders held on June 9, 2011, the Company provided its stockholders with the opportunity to cast a nonbinding advisory vote on executive compensation (a “say-on-pay proposal”). Approximately 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. Our Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Compensation Committee’s compensation philosophy and implementation. As such, in making its decisions regarding executive compensation for 2012, the Compensation Committee chose to retain the 2011 structure of the executive compensation program while making quantitative adjustments to reflect the performance of the Company and our Named Executive Officers in 2012. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers. The next say-on-pay advisory vote is slated for our Annual Meeting of Stockholders to be held in 2014.

Our Executive Compensation Programs

The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose
Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance; targeted at the median market pay level.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive’s role with us.

Bonus Opportunity Plan awards	Performance-based annual cash incentive earned based on Company and individual performance against target performance levels; targeted at the median market pay level.	Motivate and reward for the achievement and over-performance of our critical financial and strategic goals. Amounts earned for achievement of target performance levels based on our annual budget is designed to provide a market-competitive pay package at median performance; potential for lesser or greater amounts is intended to motivate participants to achieve or exceed our financial performance goals and to not reward if performance goals are not met.

Long-term equity incentive plan awards (stock options and restricted shares)	Equity awards which derive their value from the market performance of our Class A Common Stock over time; targeted at the 75th percentile of market pay level and/or competitive practices at peer companies.	Align interest of management with stockholders; motivate and reward management to increase the stockholder value of the Company over the long term. Vesting based on continued employment will facilitate retention; amount realized from exercise of stock options rewards increased stockholder value of the Company; provides change in control protection.

Retirement savings opportunity	Tax-deferred 401(k) plan in which all employees can choose to defer compensation for retirement. We provide discretionary but non-discriminatory matching contributions to all employees based on operational performance; we do not allow employees to invest these savings in Company stock.	Provide employees the opportunity to save for their retirement. Account balances are affected by contributions and investment decisions made by the employee.

Health & welfare benefits	Fixed component. The same/comparable health & welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families.

In general, compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or restricted share awards, are not taken into account in setting other elements of compensation, such as base pay, Bonus Opportunity Plan payments, or awards of stock options or restricted shares under our long-term equity incentive program, because we believe that the opportunity for additional cash and equity compensation is a significant motivator and we want our executives to be rewarded for contributing to our success. With respect to Named Executive Officers, we take into account their prior base salary and annual cash incentive, as well as the contribution expected to be made by the Named Executive Officer, the business needs and the role of the Named Executive Officer with us.

Annual Cash Compensation

Base Salary

Annually we review salary ranges and individual salaries for our Named Executive Officers. We establish the base salary for each Named Executive Officer based on consideration of median pay levels of our peer group and internal factors, such as the individual’s performance and experience, and the pay of others on the executive team. We also consider CEO and other management recommendations, business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors. Based on these considerations, the Compensation Committee approved a 3.0% increase to the 2011 base salaries for fiscal year 2012 for each of our Named Executive Officers other than our CEO. After reviewing the reported proxy data of Chief Executive Officers of the peer group and other competitors, and after considering the operational achievements in 2011 including revenue growth, and profit generation, the Compensation Committee determined that the base salary for Mr. Tosé was not at the level which is comparable to Chief Executive Officers in the peer group and consequently approved an increase for Mr. Tosé of 4.2% for 2012. We believe competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

The base salaries paid to our Named Executive Officers are set forth below in the Summary Compensation Table. For the fiscal year ended December 31, 2012, aggregate cash compensation to our Named Executive Officers in the form of base salary was $2,019,833, with our chief executive officer receiving $624,038 of that amount. We believe that the base salary paid to our Named Executive Officers during 2012 achieves our executive compensation objectives, compares appropriately to our peer group and is within our target of providing a base salary at the market median.

Bonus Opportunity Plan Awards

Consistent with our emphasis on pay for performance incentive compensation programs, we have established a Bonus Opportunity Plan pursuant to which certain of our executive officers, including our Named Executive Officers, are eligible to receive Bonus Opportunity Plan awards based upon annual established performance targets, including financial and other measures, and individual performance, all at the discretion of the Compensation Committee. The Bonus Opportunity Plan is important to focus our Named Executive Officers’ efforts and reward them for annual operating results that help create value for our stockholders. The Bonus Opportunity Plan for 2012 was designed to create an opportunity for award representing approximately 30% to 70% of a Named Executive Officer’s total potential cash compensation, depending on the executive’s role, and included an opportunity for the award to exceed the target amount if certain operational results exceeded the performance metric.

Our Named Executive Officers exceeded some of the target business objectives in 2012, which resulted in the Named Executive Officers as a group earning total cash bonuses representing approximately 10% to 40% of the potential cash compensation, below the target amounts anticipated under the Bonus Opportunity Plan when the incentive plan targets for the Bonus Opportunity Plan were set through our annual planning process.

The financial measures used to determine annual incentive cash payments for 2012 performance included total revenue and/or specific revenue targets for the operating unit within the executive’s control; adjusted net income/(loss) before depreciation, amortization of non-cash stock-based compensation, amortization of software development costs, property and equipment and other intangibles, and interest expense and other non-cash financing costs (collectively, “EBITDA”) and/or specific EBITDA targets for the operating unit within the executive’s control; adjusted net income; and, in the case of our Chief Executive, Financial, Technology and Marketing Officers (the “CEO” “CFO” “CTO” and “CMO”), certain qualitative goals. The Compensation Committee set individual subjective performance goals for only our CEO, CFO, CTO and CMO because their respective responsibilities include matters for which the results are more directly within their respective control and on which we want them to apply focused efforts. While these financial measures and individual goals form a framework for awarding incentive payments, the Compensation Committee retains discretion over the final amount of the payouts under the Bonus Opportunity Plan.

For 2012, the individual performance goals included:

Chief Executive Officer

•	Maintain compliance with bank line of credit covenants through all four fiscal quarters

•	Maintain specified cash and marketable securities balances at the end of the fiscal year

Chief Financial Officer

•	Maintain compliance with bank line of credit covenants through all four fiscal quarters

•	Maintain SEC compliance with internal control regulations subject to reporting under the Sarbanes-Oxley Act

•	Maintain a specified level of research analyst coverage

•	Maintain specified cash and marketable securities balances at the end of the fiscal year

Chief Technology Officer

•	Generate targeted revenue from the Cyber Intelligence operating unit

•	Generate targeted EBITDA contribution from the Cyber Intelligence operating unit

•	Develop a plan for consolidated network support services

•	Develop a plan for consolidating all Company data centers

•	Achieve “days sales outstanding” metrics

Chief Marketing Officer

•	Develop and execute a social media plan

•	Develop an updated and common “look and feel” for all corporate and operating unit presentations and collateral

•	Produce 100 press releases

•	Organize and conduct 3 media tours

•	Generate 20 Company related articles in technical or trade publications, with at least 3 from each operating unit

•	Operate within approved budget

•	Develop a Company-wide and accessible repository for marketing media

•

The targets for our Company and individual performance goals were established so that target attainment was not assured. The attainment of payment for performance at target or above would have required significant effort on the part of our executives.

The revenue measure is designed to reflect our objective of developing new products and markets, growing top line revenue, and expanding our market share in existing markets. To ensure we efficiently develop and expand our markets, the EBITDA measure motivates our executives to manage our costs and to take into account the appropriate level of expenses expected with our growth. The cash and marketable securities balances at year-end measure is designed to ensure that the appropriate level of attention is paid to the need to fund our operations and investments for the next rolling twelve-month period. The net income goal is designed to recognize and reward operational results that are aligned with stockholder interests. The subjective goals provide recognition for contributions made to the overall health of the business and are intended to capture how the Named Executive Officer has performed in areas that are not quantified in the major metrics. For example, we believe that maintaining financial analyst coverage is important for the marketability of our public securities, so the CFO has a goal to maintain a specified level of research analyst coverage. Similarly, we set a branding goal for the CMO because we believe that presenting a coordinated “look and feel” for our diverse products offerings is important for the overall branding of the Company.

A business plan which contains annual financial and strategic objectives is developed each year by management, reviewed and recommended by the Named Executive Officers, presented to the Board of Directors, and ultimately reviewed and approved by our Board of Directors with such changes as it deems appropriate. The Bonus Opportunity Plan is presented to the Compensation Committee for review and approval with such modifications as it deems appropriate.

Bonus Opportunity Plan awards are determined at year-end based on our performance against the approved Bonus Opportunity Plan targets. The Compensation Committee also has the ability to exercise discretion in adjusting awards based on factors it deems relevant which may include its consideration of each Named Executive Officer’s individual performance and for each Named Executive Officer other than the Chief Executive Officer, based on a review of such executive’s performance as communicated to the Compensation Committee by the Chief Executive Officer, internal pay equity among the Named Executive Officers, changing compensation practices within our peer group and other industries against which the Company competes for executive talent, customers and capital, our overall performance during the year, and any unusual or non-recurring business, financial or accounting matters otherwise impacting our performance. The Compensation Committee may modify (increase or decrease) the Bonus Opportunity Plan awards prior to their payment. The targets for our Company and individual performance goals were established so that target attainment was not assured. The attainment of payment for performance at target or above would have required significant effort on the part of our executives.

2012 Financial Measures

Shown as a percentage of the total Bonus Opportunity Plan award at target in the following table, is the weighting of the measures used to determine award payments to the Named Executive Officers for the fiscal year ended December 31, 2012:

2012 Measures	CEO	COO	CFO	CTO	CMO
Company performance
Revenue	20%	20%	10%	10%	10%
EBITDA	35%	60%	30%	10%	10%
Adjusted Net Income	25%	20%	30%	10%	10%
Cash & Marketable Securities at end of year	10%		10%
Individual/Operating Unit contribution
Revenue				20%
EBITDA				35%
Maintain DSOs				5%
Analyst Coverage			10%
Internal Controls			5%
Bank Covenants	10%		5%
Subjective goals				10%	70%

	100%	100%	100%	100%	100%

The year-end cash and marketable securities balances goal applied only to the CEO and CFO because those executives have the most direct influence on the decisions that produce these results. The EBITDA goal was significantly more weighted with respect to our COO because he manages the Company’s operations and approves the expense and investment decisions that most significantly influence the EBITDA results. The operating unit revenue and EBITDA goals were significantly more weighted with respect to our CTO to focus his role as executive of the strategic Cyber Intelligence operating unit. The subjective goals for the CMO were significantly more highly weighted because those goals focused his attention on the diverse marketing initiatives that have the potential to be most beneficial to the operating units’ successes.

Bonus Opportunity Plan Payout

Subject to the discretion of the Compensation Committee to adjust awards as described above, if a Named Executive Officer does not achieve 85% of his goals, there is no payout of the bonus opportunity. If a Named Executive Officer meets 85%, but not 100% of his goals, the Compensation Committee evaluates what percentage of his goals were met, and adjusts his actual payment downward accordingly. Subject to the discretion of the Compensation Committee to adjust awards as described above, if a Named Executive Officer exceeds all of his corporate goals and personal objectives, he receives his “target” payment and is eligible to also receive additional payments to the extent our Net Income and EBITDA results exceed our targets. The payment opportunities under the 2012 annual Bonus Opportunity Plan are shown as a percentage of annual base salary at corresponding levels of performance against our goals as shown in the following table:

2012 Bonus Opportunity Plan payout level based on goal achievement
Officer	At 100% (Target)	At 110%	Bonus Adjustments Based on Performance

CEO	200% of base salary	210% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

COO	120% of base salary	130% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

CFO	70% of base salary	80% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

CTO	50% of base salary	60% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

CMO	40% of base salary	50% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

The actual annual incentive payments made to our Named Executive Officers pursuant to our Bonus Opportunity Plan for the fiscal year ended December 31, 2012 are set forth below in the Summary Compensation Table and were calculated in consideration of the following operational results:

2012 Operating Results	NEO	Goal	Actual	Achievement
		($000)	($000)
Company/team performance
Company Total Revenue	All	506,000	487,400	96%
EBITDA	All	65,000	55,300	85%
Adjusted Net Income	All	26,800	25,100	94%
Cash at end of year	CEO/CFO	50,600	52,000	103%
Individual/Operating Unit contribution
Revenue	CTO	29,800	25,000	84%
EBITDA	CTO	7,200	5,500	76%
Maintain DSOs	CTO	50	48	96%
Analyst Coverage	CFO	7	4	57%
Internal Controls	CFO	Qualitative	Met	100%
Bank Covenants	CEO/CFO	Qualitative	Met	100%
Subjective measure	CTO	Qualitative	Met	100%
	CMO	Qualitative	Met 6 of 7	86%

We believe that the annual incentive payments made to our Named Executive Officers for the fiscal year ended December 31, 2012 achieved the objectives of our executive compensation program, compare appropriately to our peer group and are consistent with the Company’s performance in 2012.

Long-term Equity Incentive Compensation

We award long-term equity incentive grants to executive officers, including the Named Executive Officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and align the interests of the executive officers to the interests of our stockholders. The Compensation Committee reviews and approves the amount of each award to be granted to each Named Executive Officer. Long-term equity incentive awards are made pursuant to the Stock Incentive Plan.

Our long-term equity incentive compensation currently is primarily in the form of options to acquire shares of our Class A Common Stock and restricted shares. The value of the stock options awarded is dependent upon the performance of our Class A Common Stock price. While the Stock Incentive Plan allows for other forms of equity compensation, the Compensation Committee and management believe that currently stock options and/or restricted shares are the appropriate vehicles to provide long-term incentive compensation to our executive officers because their characteristics are readily understood by our executives and investors, provide the long term incentive that we believe is important, and there currently is no compelling reason to develop more complex equity incentive programs.

The majority of long-term equity incentive compensation has been in the form of stock options. In 2011 and 2012, the Compensation Committee determined that the issuance of restricted shares in combination with stock options would be in the best interest of the Company. Stock options have no inherent value on the date of grant because their value depends upon increases in the market performance of our Class A Common Stock. Stock Options are granted with an exercise price equal to the market price on the date of the grant. The Compensation Committee determined that granting restricted shares in fewer quantities than stock options would be less dilutive to other shareholders. Restricted shares granted to the Named Executive Officers vest ratably over three years like stock options vest, and are forfeited in the event the Named Executive Officer leaves the Company prior to vesting. The Named Executive Officers do not realize value from the restricted shares before they vest. Other types of long-term equity incentive compensation may be considered in the future as our business strategy evolves.

Stock option awards provide our executive officers with the right to purchase shares of our Class A Common Stock at a fixed exercise price for a period of up to ten years under the Stock Incentive Plan. Stock options are earned on the basis of continued service to us and generally vest over three years, with one-third vesting at each one year anniversary of the date of grant. Restricted shares are granted to the individual and may not be transferred, sold or otherwise disposed of until they vest, with one-third vesting at each one year anniversary of the grant date.

The exercise price of each stock option and grant value of each restricted share granted in 2012 is the fair market value of our Class A Common Stock on the grant date. We do not have any program, plan or practice of setting the exercise price or grant value based on a date or price other than the fair market value of our Class A Common Stock on the grant date.

In setting individual grants, the Compensation Committee considers our performance relative to the financial and strategic objectives set forth in the annual business plan, the previous year’s individual performance of each Named Executive Officer, and the market pay levels for the Named Executive Officer. Annual grants are targeted at the 75th percentile of the median level of market practice for the executive officer, but may be adjusted in the discretion of the Compensation Committee based on individual performance or other factors. This analysis is also used to determine any new hire or promotion-related grants that may be made during the year.

Generally, we do not consider an executive officer’s stock holdings or previous stock option grants in determining the number of stock options or restricted shares to be granted. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.

While the vast majority of stock option awards and restricted share grants to our Named Executive Officers have been made pursuant to our annual grant program or in connection with their hiring or promotion, the Compensation Committee retains discretion to make stock option awards and/or restricted share grants to Named Executive Officers at other times, including in connection with the hiring of a new executive officer, the promotion of an executive officer, to reward executive officers, for retention purposes or for other circumstances recommended by management or the Compensation Committee. The exercise price of any such grant would be the fair market value of our stock on the grant date.

Other Benefits

Retirement Savings Opportunity

All employees, including our Named Executive Officers, may participate in our 401(k) Retirement Savings Plan, or 401(k) plan. Each employee may make before-tax contributions up to the current Internal Revenue Service limits. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. We match contributions made by our employees to the 401(k) plan at discretionary amounts. For 2012 we contributed 40% of each employee’s contribution to the 401(k) plan and we intend to contribute the same 40% level for 2013. If a particular executive is eligible to make “catch-up” contributions (as defined by the IRS) to the 401(k) plan, the Company does not provide a matching contribution for such catch-up contributions. We currently do not provide an option for our employees to invest in our Company’s stock in the 401(k) plan.

We currently offer a nonqualified deferred compensation arrangement to certain highly compensated employees, including our Named Executive Officers. The purpose of the deferred compensation plan is to conform the Company’s compensation elements to those of similar companies by providing tax deferred savings opportunities. It is a voluntary, non-qualified plan that allows a select group of management and highly compensated employees to elect to defer receipt of specified portions of compensation, and to have those deferred amounts treated as if invested in specific hypothetical investment benchmarks.

The Compensation Committee may carve out a portion of an eligible employee’s cash compensation as subject to deferral at any time or the eligible employees may elect deferral amounts prior to the income being earned. Employee contributions will be 100% vested upon deposit, but Company discretionary contributions may be vested immediately, vested over a specified period of time or upon the achievement of certain performance goals, or in accordance with other requirements set by the Company or the Compensation Committee. Any unvested Company contributions would be forfeited upon separation of employment and can be used to offset future discretionary contributions. All deferred compensation will be subject to withdrawal in accordance with pre-contribution decisions made by the employee and otherwise in accordance with the deferred contribution plan. The Board of Directors or the Compensation Committee may amend or cancel the deferred compensation plan at any time, so long as the termination complies with IRS regulations.

Health and Welfare Benefits

All full-time employees, including our Named Executive Officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Employment Agreements, Severance Benefits and Change in Control Provisions

Except with respect to our Chairman and Chief Executive Officer, Mr. Maurice B. Tosé, we have employment agreements in effect with our Named Executive Officers. We have been in negotiations with Mr. Tosé for an employment agreement, but have not finalized those negotiations. No assurance can be given that we will be successful in negotiating such an agreement with Mr. Tosé. We entered into the existing agreements to ensure the Named Executive Officers would perform their respective roles for an extended period of time and we considered the critical nature of the positions and our need to retain the individuals.

The agreements with our Named Executive Officers, except for Mr. Tosé, provide that if the executive is terminated for cause or terminates without good reason, we are obligated to pay only those wages and bonuses pursuant to the terms of our annual incentive plan and other compensation then vested. If the executive is terminated without cause or if he terminates the employment agreement for good reason, in addition to the payment of amounts then vested, in exchange for a general release of all claims, he is entitled to salary in an amount which is the greater of the current annual salary for the remaining term of the agreement, or six months’ salary.

In the alternative, if a Named Executive Officer’s employment with us is terminated because of a change in control, as defined in the agreement, or within twelve months after a change in control, then he is entitled to one year’s salary (except for Mr. Richard Young, Chief Operating Officer, who is entitled to two years’ salary). Additionally, all then outstanding stock options become immediately vested upon a change in control. We do not provide any tax gross-up for these change in control benefits. We believe these provisions are important to ensure that our executives remain with us through the closing of any sale of the business. The terms of these agreements are discussed in greater detail in the “Employment Agreements” section below.

Compensation Decisions for Fiscal 2013

The Compensation Committee met on February 8, 2013 to review and approve Named Executive Officer base salary amounts for 2013, and again March 25, 2013 to review and approve the Bonus Opportunity Plans for 2013 as described below.

Base Salary

Adjustments to our Named Executive Officers’ base salaries for 2013 were made by the Compensation Committee based on an analysis of current market conditions, our operational budgets set for 2013 and information available to the Compensation Committee Chairman whose profession is executive recruiting, to consider executive salary levels in companies whose businesses intersect with certain facets of ours. Based on these factors, the Compensation Committee approved a 2.5% increase in base salary for each of our Named Executive Officers.

Bonus Opportunity Plan Awards

Consistent with our emphasis on pay for performance incentive compensation programs, the Compensation Committee has established a Bonus Opportunity Plan for 2013 pursuant to which certain of our executive officers, including our Named Executive Officers, are eligible to receive Bonus Opportunity Plan awards based upon the established performance targets, including financial measures and other factors, including individual performance, all at the discretion of the Compensation Committee.

Shown as a percentage of the total Bonus Opportunity Plan award at target in the following table, is the weighting of the measures to be used to determine award payments to the Named Executive Officers for the fiscal year ending December 31, 2013

2013 Measures	CEO	COO	CFO	CTO	CMO
Company performance
Revenue	20%	15%	10%	10%	10%
EBITDA	40%	25%	40%	25%	25%
Adjusted Net Income	20%	20%	20%	10%	10%
Cash & Marketable Securities at end of year	10%		10%
Individual/Operating Unit contribution
Revenue				10%
EBITDA		40%		30%
Maintain DSOs				5%
Analyst Coverage			10%
Internal Controls			5%
Bank Covenants	10%		5%
Subjective goals				10%	55%

	100%	100%	100%	100%	100%

2013 Bonus Opportunity Plan payout level based on goal achievement
Officer	At 100% (Target)	At 110%	Bonus Adjustments Based on Performance
CEO	200% of base salary	210% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

COO	120% of base salary	130% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

CFO	70% of base salary	80% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

CTO	50% of base salary	60% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

CMO	40% of base salary	50% of base salary	1% increase in bonus pool for every 1% that EBITDA exceeds target.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and to the three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. It is the policy of the Compensation Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million deduction limit under Section 162(m) of the Code, as well as other sections of the Code, while maintaining flexibility to take actions with respect to compensation that it deems to be in the interest of the Company and its stockholders which may not qualify for tax deductibility.

So that the Compensation Committee may retain maximum flexibility to structure performance targets based on corporate and individual metrics designed to achieve our various corporate goals, our Bonus Opportunity Plan does not conform to the requirements of Section 162(m). All stock option awards granted to our Named Executive Officers have been structured so that the compensation realized when the stock options are exercised should be treated as performance-based compensation exempt from the deduction limitation of Section 162(m). Restricted shares granted to our Named Executive Officers that vest over a three-year period based on continued service are not performance-based compensation under Section 162(m).

Stock Ownership Guidelines

We have chosen not to require stock ownership by Named Executive Officers given their long tenure and the evolution of our Company; however the employment agreements with the Named Executive Officers contain restrictions on the number of shares that the Named Executive Officers may sell as follows:

(a) In any given calendar year, the Named Executive Officer shall not sell or otherwise dispose of a number of shares of our Class A Common Stock of the Company acquired under incentive stock awards (“Incentive Stock Awards”) in excess of the product of (i) ten percent (10%) times (ii) the sum of (A) the number of shares of Class A Common Stock to which the Executive holds title, determined as of the date immediately before the proposed sale or disposition date, that were issued pursuant to an Incentive Stock Award, plus (B) seventy percent (70%) of the number of shares of Class A Common Stock of the Company for which Incentive Stock Awards are exercisable determined as of the date immediately before the proposed sale or disposition date, and

(b) In any given calendar quarter, the Named Executive Officer shall not sell or otherwise dispose of a number of shares of Class A Common Stock of the Company acquired under Incentive Stock Awards in excess of the product of (i) two and one-half percent (2.5%) times (ii) the sum of (A) the number of shares of Class A Common Stock of the Company to which the Executive holds title, determined as of the date immediately before the proposed sale or disposition date, that were issued pursuant to an Incentive Stock Award, plus (B) seventy percent (70%) of the number of shares of Class A Common Stock for which Incentive Stock Awards are exercisable determined as of the date immediately before the proposed sale or disposition date.

Notwithstanding the sale restrictions set forth above, the employment agreements with the Named Executive Officers allow for the sale of the greater of 10,000 shares per quarter (40,000 total per year) or the amount allowed by the formula described above.

We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Securities Trading Policy

Our securities trading policy states that executive officers, including the Named Executive Officers, and directors may not purchase or sell puts or calls to sell or buy our stock, or engage in short sales with respect to our stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on these reviews and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION COMMITTEE

James M. Bethmann (Chairman)

Weldon H. Latham

A. Reza Jafari

Compensation of the Named Executive Officers

The following table shows all compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly paid executive officers (collectively referred to as our “Named Executive Officers”) whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Option Awards(2)	Stock Awards(3)	Non-Equity Incentive Comp. Plan(4)	All Other Compensation(5)	Total
Maurice B. Tosé	2012	$624,038	$82,858	$979,800	$812,500	$102,031	$2,601,227
Chief Executive Officer,	2011	595,235	324,121	919,064	720,000	98,429	2,656,849
President, and Chairman of the Board	2010	519,919	900,621	—	209,093	83,849	1,713,482
Richard A. Young	2012	$399,596	$48,635	$568,000	$221,831	$56,148	$1,294,210
Executive Vice President,	2011	394,243	190,246	539,452	189,370	53,874	1,367,185
Chief Operating Officer	2010	374,723	562,888	—	82,885	42,391	1,062,887
Thomas M. Brandt, Jr.	2012	$347,496	$37,827	$454,400	$151,199	$47,537	$1,038,459
Senior Vice President and	2011	342,227	147,970	419,571	141,733	50,124	1,101,625
Chief Financial Officer	2010	325,866	450,310	—	45,868	37,460	859,505
Drew A. Morin	2012	$341,681	$37,827	$454,400	$59,809	$48,890	$942,607
Senior Vice President and	2011	330,604	147,970	419,571	63,044	42,502	1,003,691
Chief Technology Officer	2010	320,414	450,310	—	40,591	45,342	856,657
Timothy J. Lorello	2012	$307,021	$19,173	$227,200	$95,200	$43,850	$692,444
Senior Vice President	2011	301,942	74,689	211,784	89,446	44,380	722,241
Chief Marketing Officer	2010	287,911	225,155	—	117,235	36,378	666,679

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under our 401(k) Plan and deferred compensation plan.

(2)	The amounts shown in this column reflect the aggregate grant date fair value of stock options granted during the year calculated in accordance with FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements in our Annual Report for each respective fiscal period for more information, including the assumptions used in calculating the grant date fair value.

(3)	The amounts shown in this column reflect the aggregate grant date fair value of stock awards granted during the year calculated in accordance with FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements in our Annual Report for each respective fiscal period for more information, including the assumptions used in calculating the grant date fair value.

(4)	Represents amounts earned under the Bonus Opportunity Plan in the year reported, even if the amount is actually paid in a subsequent period.

(5)	Represents payments made to each of these executive officers in lieu of accrued unused vacation, plus matching contributions made by us under our 401(k) plan, health and life insurance premiums paid by us, and long-term disability (“LTD”) insurance premiums plus tax gross-ups thereon, as follows:

		All Other Compensation
		Vacation Payout	401(k) Matching Contribution	Insurance Premiums	LTD Premiums	Tax on LTD Premiums	Total

Mr. Tose	2012	$72,109	$6,800	$17,705	$3,499	$1,917	$102,031
	2011	69,231	6,600	17,705	3,207	1,686	$98,429
	2010	60,315	6,600	16,933	—	—	$83,849

Mr. Young	2012	$30,727	$5,400	$11,606	$5,436	$2,979	$56,148
	2011	29,865	4,800	11,606	4,983	2,619	$53,874
	2010	26,460	4,800	11,132	—	—	$42,391

Mr. Brandt	2012	$22,543	$6,800	$11,556	$4,288	$2,350	$47,537
	2011	25,971	6,600	11,556	3,931	2,066	$50,124
	2010	19,781	6,600	11,080	—	—	$37,460

Mr. Morin	2012	$24,466	$6,800	$17,624	$—	$—	$48,890
	2011	18,278	6,600	17,624	—	—	$42,502
	2010	21,541	6,595	17,206	—	—	$45,342

Mr. Lorello	2012	$22,279	$—	$17,705	$3,486	$379	$43,850
	2011	21,800	—	17,705	3,195	1,680	$44,380
	2010	19,147	—	17,231	—	—	$36,378

The following tables provide information about equity-based awards and non-equity incentive plan award opportunities granted in 2012 to our Named Executive Officers, Named Executive Officer stock options exercised and restricted shares vested in 2012, and equity based awards held by the Named Executive Officers at December 31, 2012.

2012 Grants of Plan-Based Awards

In the following table, we provide information concerning each grant of an award made to a Named Executive Officer in the most recently completed fiscal year. This includes cash compensation under the Bonus Opportunity Plan and stock option and restricted share awards under the Stock Incentive Plan, each of which is discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” The threshold, target and maximum columns reflect the range of estimated payouts under the Bonus Opportunity Plan. In the 8th and 9th columns, we report the number of shares of Class A Common Stock underlying options granted in the fiscal year and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market price of our Class A Common Stock on the date of grant. Finally, in the last column, we report the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of all awards made in 2012.

Name	Award Type		Equity Award Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Securities (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)
Maurice B. Tosé	BOP	(1)		$625,000	$1,250,000	(4)
	Options	(2)	2/9/2012					54,020	$2.84	$82,858
	Restricted Shares	(3)	2/9/2012				345,000			$979,800
Richard A. Young	BOP	(1)		$239,818	$479,635	(4)
	Options	(2)	2/9/2012					31,708	$2.84	$48,635
	Restricted Shares	(3)	2/9/2012				200,000			$568,000
Thomas M. Brandt, Jr.	BOP	(1)		$139,033	$243,308	(4)
	Options	(2)	2/9/2012					24,662	$2.84	$37,827
	Restricted Shares	(3)	2/9/2012				160,000			$454,400
Drew A. Morin	BOP	(1)		$102,530	$170,883	(4)
	Options	(2)	2/9/2012					54,020	$2.84	$37,827
	Restricted Shares	(3)	2/9/2012				160,000			$454,400
Timothy J. Lorello	BOP	(1)		$61,420	$122,839	(4)
	Options	(2)	2/9/2012					12,500	$2.84	$19,173
	Restricted Shares	(3)	2/9/2012				80,000			$227,200

(1)	Information relates to the Bonus Opportunity Plan for 2012.

(2)	Granted under the Stock Incentive Plan. The stock options granted to the Named Executive Officers in 2012 have a 10-year term and vest in equal increments on each of the three successive anniversaries of the grant date. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, reduction-in-force and change in control). However, options have an implicit performance criterion because the options have no value to the executive until they vest and unless and until our stock price exceeds the exercise price. For additional information, refer to Note 18 to our Consolidated Financial Statements in our Annual Report.

(3)	Granted under the Stock Incentive Plan. The restricted shares granted to the Named Executive Officers in 2012 vest in equal increments on each of the three successive anniversaries of the grant date. Restricted shares have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, reduction-in-force and change in control). However restricted shares have an implicit performance criterion because the restricted shares have no value to the executive until they vest. The restricted shares become taxable once vested and the executive can realize no additional value unless the market price of our stock increases. For additional information, refer to Note 18 to our Consolidated Financial Statements in our Annual Report.

(4)	The Bonus Opportunity Plan provides for incremental increases in the potential payout amount in the event certain performance results exceed the specified goals, and does not specify a maximum amount.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information concerning unexercised options and stock that has not vested under equity plan awards for each Named Executive Officer outstanding as of the end of our most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

		Option Awards				Stock Awards
	Grant Date	Securities Underlying Options (#) Exercisable	Securities Underlying Options (#) Unexercisable	Exercise Price ($)	Expiration Date	Shares or Units of Stock (#) Unvested	Market Value of Stock ($)
Maurice B. Tosé	2/26/2004	436,404	—	$6.81	2/26/2014	0	$0
	6/9/2005	266,855	—	$2.52	6/9/2015	0	$0
	3/8/2006	284,990	—	$2.39	3/8/2016	0	$0
	2/6/2007	375,000	—	$3.69	2/6/2017	0	$0
	1/28/2008	400,000	—	$3.09	1/28/2018	0	$0
	3/2/2009	200,000	—	$7.95	3/2/2019	0	$0
	2/8/2010	133,200	66,800	$8.17	2/8/2020	0	$0
	2/9/2011	44,430	88,995	$4.35	2/9/2021	115,511	$285,312
	2/9/2012	—	54,020	$2.84	2/9/2022	345,000	$852,150
Richard A. Young	2/26/2004	279,013	0	$6.81	2/26/2014	0	$0
	6/9/2005	136,153	0	$2.52	6/9/2015	0	$0
	3/8/2006	104,104	0	$2.39	3/8/2016	0	$0
	2/6/2007	230,000	0	$3.69	2/6/2017	0	$0
	1/28/2008	250,000	0	$3.09	1/28/2018	0	$0
	3/2/2009	125,000	0	$7.95	3/2/2019	0	$0
	2/8/2010	83,250	41,750	$8.17	2/8/2020	0	$0
	2/9/2011	26,078	52,237	$4.35	2/9/2021	67,801	$167,468
	2/9/2012	0	31,708	$2.84	2/9/2022	200,000	$494,000
Thomas M. Brandt, Jr.	2/26/2004	157,392	0	$6.81	2/26/2014	0	$0
	6/9/2005	152,180	0	$2.52	6/9/2015	0	$0
	3/8/2006	157,907	0	$2.39	3/8/2016	0	$0
	2/6/2007	170,000	0	$3.69	2/6/2017	0	$0
	1/28/2008	200,000	0	$3.09	1/28/2018	0	$0
	3/2/2009	100,000	0	$7.95	3/2/2019	0	$0
	2/8/2010	66,600	33,400	$8.17	2/8/2020	0	$0
	2/9/2011	20,283	40,629	$4.35	2/9/2021	52,734	$130,253
	2/9/2012	0	24,662	$2.84	2/9/2022	160,000	$395,200
Drew A. Morin	2/26/2004	157,392	0	$6.81	2/26/2014	0	$0
	6/9/2005	152,180	0	$2.52	6/9/2015	0	$0
	3/8/2006	162,522	0	$2.39	3/8/2016	0	$0
	2/6/2007	170,000	0	$3.69	2/6/2017	0	$0
	1/28/2008	200,000	0	$3.09	1/28/2018	0	$0
	3/2/2009	100,000	0	$7.95	3/2/2019	0	$0
	2/8/2010	66,600	33,400	$8.17	2/8/2020	0	$0
	2/9/2011	20,283	40,629	$4.35	2/9/2021	52,734	$130,253
	2/9/2012	0	24,662	$2.84	2/9/2022	160,000	$395,200
Timothy J. Lorello	2/26/2004	100,158	0	$6.81	2/26/2014	0	$0
	6/9/2005	55,400	0	$2.52	6/9/2015	0	$0
	3/8/2006	20,417	0	$2.39	3/8/2016	0	$0
	2/6/2007	63,000	0	$3.69	2/6/2017	0	$0
	1/28/2008	100,000	0	$3.09	1/28/2018	0	$0
	3/2/2009	50,000	0	$7.95	3/2/2019	0	$0
	2/8/2010	33,300	16,700	$8.17	2/8/2020	0	$0
	2/9/2011	10,238	20,507	$4.35	2/9/2021	26,618	$65,746
	2/9/2012	0	12,500	$2.84	2/9/2022	80,000	$197,600

The value of the restricted share awards was calculated based on the market price of our Class A Common Stock as of December 31, 2012.

Vesting dates of unvested option and stock awards are as follows:

	Mr. Tosé		Mr. Young		Mr. Brandt		Mr. Morin		Mr. Lorello
Vesting Date	# Options	# Shares	# Options	# Shares	# Options	# Shares	# Options	# Shares	# Options	# Shares
2/8/2013	66,800		41,750		33,400		33,400		16,700
2/9/2013	62,419	185,356	36,637	107,963	28,496	85,452	28,496	85,452	14,400	42,879
2/8/2014	14,985	103,333	8,991	60,000	7,326	48,000	7,326	48,000	3,746	24,000
2/9/2014	62,553	133,618	36,717	78,812	28,557	62,780	28,557	62,969	14,433	31,526
2/8/2015	14,985	103,333	8,991	60,000	7,326	48,000	7,326	48,000	3,746	24,000
2/9/2015	18,043	63,798	10,591	43,484	8,238	34,789	8,238	34,789	4,175	17,393
2/8/2016	15,030	103,334	9,018	60,000	7,348	48,000	7,348	48,000	3,758	24,000

2012 Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and vesting of stock awards during the most recently completed fiscal year for each Named Executive Officer on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Maurice B. Tosé	0	$0	70,355	$199,808
Richard A. Young	0	$0	41,295	$117,278
Thomas M. Brandt, Jr.	0	$0	32,118	$91,215
Drew A. Morin	0	$0	32,118	$91,215
Timothy J. Lorello	0	$0	16,212	$46,042

Equity Compensation Plan Information

The following table provides information for all equity compensation plans at December 31, 2012, under which our equity securities were authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	17,183,942	$4.72	5,093,648
Equity compensation plans not approved by security holders	None	N/A	None

Total	17,183,942	$4.72	5,093,648

Employment Agreements

We have entered into employment agreements with Messrs. Young, Brandt, Morin and Lorello which became effective February 1, 2010. See also the “Employment Agreements, Severance Benefits and Change in Control Provisions” section of the Compensation Discussion and Analysis portion of this Proxy Statement. The employment agreements provide for the executives’ annual salaries as adjusted annually by the Board of Directors, and give them the opportunity to participate in bonus or incentive compensation plans of the Company, if any. The agreements state an initial term of one year from the effective date, and automatically extend for additional one-year increments until terminated by us or the individuals.

The individuals may resign their employment voluntarily by giving 90 days notice to the Board of Directors. If we terminate any of the individuals without cause or if the individual resigns with good reason, he is entitled to receive from us his earned bonus plus an amount equal to the greater of the salary he would have received during the balance of the term of the employment contract, or six months. Under the agreements, “cause” means committing an act of gross negligence or other willful act that materially adversely affects TCS, acts of dishonesty involving fraud or embezzlement or being convicted or pleading no contest to a felony involving theft or moral turpitude. Under the agreements, “good reason” includes circumstances that constitute a material diminution in authority, require the individual to physically relocate more than 75 miles and any material breach by the Company of its obligations under the agreement. If we terminate an individual’s employment without cause, or if he resigns for good reason, upon or within 12 months after a change in control, he is entitled to receive from us an amount based upon his annual salary. Mr. Young is entitled to receive two times his annual salary, and the other individuals are entitled to receive one times their annual salary. The following table summarizes estimated payments to the Named Executive Officers upon termination without cause or resignation for good reason prior to or after a change in control assuming that the termination event was effective as of the last day of the most recently completed fiscal year, or December 31, 2012.

Name	Potential Payments upon Termination Without Cause Or For Good Reason	Potential Payments upon Termination Without Cause Or for Good Reason after a Change in Control
Richard A. Young	$199,848	$799,392
Thomas M. Brandt, Jr.	173,792	347,583
Drew A. Morin	170,883	341,766
Timothy J. Lorello	153,549	307,098

Pursuant to the agreements, vesting of any stock options and restricted shares awarded to the individuals shall be immediately accelerated in the event of a change of control as defined in the agreements. The following table summarizes the intrinsic value of stock options and the market value of restricted shares that would be accelerated upon a change of control, assuming that a change of control event occurred on December 31, 2012.

Name	Intrinsic Value of Stock Options Accelerated Upon Change in Control(1)	Intrinsic Value of Restricted Shares Accelerated Upon Change in Control(2)
Richard A. Young	$0	$661,468
Thomas M. Brandt, Jr.	0	525,453
Drew A. Morin	0	525,453
Timothy J. Lorello	0	263,346

(1)	Intrinsic value was determined by subtracting the exercise price of in-the-money stock options from the market price on December 31, 2012, multiplied by the number of shares underlying outstanding in-the-money stock options unvested as of December 31, 2012.

(2)	Intrinsic value was determined by multiplying the number of unvested restricted shares outstanding as of December 31, 2012 by the market price on December 31, 2012.

2012 Non-Qualified Deferred Compensation

The following table sets forth information with respect to the non-qualified deferred compensation arrangements in effect during 2012 for the Named Executives.

Name	Executive Contribution in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
(a)	(b)		(c)	(d)	(d)	(d)
Maurice B. Tosé	$—		$—	$—	$—	$—
Richard A. Young	—		—	—	—	—
Thomas M. Brandt, Jr.	15,274		—	326	—	15,699
Drew A. Morin	101,011	(1)	—	38,978	207,394	373,891
Timothy J. Lorello	—		—	—	—	—

(1)	For Mr. Brandt, this amount is included in the “Salary” column; and for Mr. Morin, $85,250 of this amount is included in the “Salary” column, and $15,761 of this amount is included in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table.

(2)	Includes amounts reported in columns (b) and (d) of this table plus such amounts previously reported in the Company’s Summary Compensation Table in previous years if such compensation was required to be disclosed.

AUDIT COMMITTEE REPORT

For the fiscal years ended December 31, 2011 and 2010, professional services were performed by Ernst & Young LLP. Total fees paid to Ernst & Young LLP aggregated $856,000 and $736,000 for the fiscal years ended December 31, 2011 and 2010, respectively, and were composed of the following:

	Years ended December 31 ($000)
	2012	2011
Audit Fees	$733	$712
Audit-Related Fees	87	24
Tax Fees	36	—
All Other Fees	—	—

Total Professional Services	$856	$736

Audit Fees: The aggregate fees billed for the audit of the annual financial statements for the fiscal years ended December 31, 2012 and 2011, for reviews of the financial statements included in the TCS Quarterly Reports on Form 10-Q, for testing and evaluating internal controls over financial reporting and for assistance with and review of documents filed with the SEC were $733,000 for 2012 and $712,000 for 2011. Audit Fees in 2012 were marginally higher than in 2011 because of additional audit work resulting from the Company’s increasingly complex software transactions.

Audit-Related Fees: Audit related fees include: attest services that are not required by statute or regulation, internal control reviews and consultations concerning evaluating internal controls over financial reporting and other financial accounting/reporting matters. The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2012 and 2011 were $87,000 and $24,000, respectively. The 2012 reported fees were for 2012 related to due diligence assistance for our acquisition of microDATA.

Tax Fees: Tax fees relate to fees billed for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. The Company began recording a provision for income tax in 2009 for the first time. We paid $36,000 fees to Ernst & Young for tax services for the fiscal year ended December 31, 2012, but $0 in 2011.

All Other Fees: All other fees consist of aggregate fees billed by Ernst & Young LLP for products and services other than the services reported above. We paid no fees to Ernst & Young for other services for the fiscal years ended December 31, 2012 and 2011.

Report of the Audit Committee

The Committee reviewed the adequacy of the Committee charter and determined to recommend no changes to the Board for approval.

The Committee reviewed and discussed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of TCS’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, as well as the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee discussed with TCS’s independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Committee has discussed with the independent registered public accounting firm, with and without management present, the results of their examinations, their evaluations of TCS’s internal controls, and the overall quality of TCS’s financial reporting. The Committee received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by the Public Company Accounting Oversight Board, and the Committee discussed with the independent registered public accounting firm that firm’s independence and considered the compatibility of non-audit services with the auditors’ independence.

The Committee also discussed and assessed with management and Ernst & Young LLP, management’s report and Ernst & Young LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. The Company’s director of Internal Audit, who reports directly to the Audit Committee, met in executive session with the Committee (without management present) to report on his review of the Company’s system of internal controls.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The Committee has also approved the selection of Ernst & Young LLP as TCS’s independent registered public accounting firm for 2013. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders on May 30, 2013 with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions. The Audit Committee considered whether the provision by Ernst & Young LLP of the services entitled “all other fees” as discussed below is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee annually approves each year’s engagement for audit services in advance. The Committee has also established procedures to require pre-approval of all audit-related, tax and permitted non-audit services provided by Ernst & Young LLP. Fees for any of these services that will exceed the pre-approval fee limits or fees not contemplated by the original pre-approval must be separately approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any such fees pre-approved in this manner shall be reported to the Audit Committee at its next scheduled meeting. All services described above were pre-approved by the Audit Committee in fiscal 2012.

The Audit Committee has designated Mr. Thomas M. Brandt, Jr., Chief Financial Officer, to monitor the performance of all services provided by the independent auditors and to determine whether such services are in compliance with this policy. Mr. Brandt reports to the Audit Committee on a periodic basis the results of this monitoring. Any member of executive management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of any member of management.

AUDIT COMMITTEE

Jon B. Kutler, Chairman Jan C. Huly A. Reza Jafari

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons that beneficially own more than 10% of our Class A Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and other equity securities. Copies of these reports must be filed with us. Based solely on our review of the copies of these reports filed with us, and written representations that no other reports were required, to our knowledge, all reports required by Section 16(a) were timely filed in 2012 except as follows: Mr. Morin filed one Form 4 one day late, and each of Messrs. Bethmann, Huly, Jafari, Kutler and Latham filed one Form 4 three days late. All of the late filings resulted from administrative oversight.

Certain Relationships and Related Transactions

In February 2003, we entered into a lease with Annapolis Partners LLC to explore the opportunity of relocating our Annapolis offices to a planned new real estate development. Our President and Chief Executive Officer owns a controlling voting and economic interest in Annapolis Partners LLC and he also serves as a member. The financial and many other terms of the lease have not yet been established. The lease is subject to several contingencies and rights of termination. For example, the lease can be terminated at the sole discretion of our Board of Directors if the terms and conditions of the development are unacceptable to us, including without limitation the circumstances that market conditions make the lease not favorable to us or the overall cost is not in the best interest of us or our stockholders, or any legal or regulatory restrictions apply. Our Board of Directors will evaluate this opportunity along with alternatives that are or may become available in the relevant time periods and there is no assurance that we will enter into a definitive lease at this new development site.

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that Messrs. White and Brandt will vote the proxies in accordance with their best judgment.

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record and share a single address, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: 410.263.7616. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Annual Report to Stockholders

The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2012 is being mailed to the stockholders with this Proxy Statement. You may request, without charge, a copy of the Annual Report, as filed with the SEC, by addressing a request to TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401 Attention: Investor Relations.

Appendix A

TELECOMMUNICATION SYSTEMS, INC.

THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Effective May 1, 2013

TeleCommunication Systems, Inc., a Maryland corporation (the “Corporation”), established and maintains the TeleCommunication Systems, Inc. Second Amended and Restated Employee Stock Purchase Plan which is hereby amended and restated again in its entirety and shall henceforth be known as the TELECOMMUNICATION SYSTEMS, INC. THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (the “Plan”). The Plan provides eligible employees of the Corporation and certain of its subsidiaries with opportunities to purchase shares of the Corporation’s Class A Common Stock, $0.01 par value per share (the “Common Stock”). The Plan is intended to benefit the Corporation by increasing the employees’ interest in the Corporation’s growth and success and encouraging employees to remain in the employ of the Corporation or its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be so applied and interpreted.

1. Shares Subject to the Plan. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan on or after May 1, 2013, shall be 2,000,000 shares. The shares purchased under the Plan may, in the discretion of the Board of Directors of the Corporation (the “Board”), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

2. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the “Administrator”). The Administrator has authority to interpret the Plan, to make, amend and rescind all rules and regulations for the administration and operation of the Plan, and to make all other determinations necessary or desirable in administering and operating the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan.

3. Eligibility. All employees of the Corporation, including directors who are employees, and all employees of any subsidiary of the Corporation (as defined in Code section 424(f)), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a “Designated Subsidiary”), are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with Code section 423.

4. Options to Purchase Common Stock.

(a) Options (“Options”) will be granted pursuant to the Plan to each eligible employee on the first day on which the Nasdaq Stock Market (“Nasdaq”) is open for trading (“Trading Day”) on or after January 1 of each year commencing on or after the Effective Date (as defined in Section 18), or such other date specified by the Administrator. Each Option will terminate on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an “Option Period”). No Option Period shall be longer than 27 months in duration. Unless the Administrator determines otherwise, subsequent Option Periods of equal duration will follow consecutively thereafter, each commencing on the first Trading Day immediately after the expiration of the preceding Option Period.

(b) An individual must be employed as an eligible employee by the Corporation or a Designated Subsidiary on the first Trading Day of an Option Period in order to be granted an Option for that Option Period.

(c) Each Option represents a right to purchase on the last Trading Day of the Option Period or on one or more Trading Days within the Option Period designated by the Administrator (each such designated Trading Day and the last Trading Day of the Option Period, a “Purchase Date”), at the Purchase Price hereinafter provided for, whole shares of Common Stock up to such maximum number of shares specified by the Administrator on or before the first day of the Option Period. All eligible employees granted Options under the Plan for an Option Period shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the “Purchase Price”) subject to an Option will be determined by the Administrator, in its discretion, on or before the beginning of the Option Period; provided, however, that the Purchase Price for an Option with respect to any Option Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on (i) the first Trading Day of the Option Period or (ii) the Purchase Date, and shall never be less than the par value of the Common Stock.

(d) For purposes of the Plan, “Fair Market Value” on a Trading Day means the average of the high and low sale prices per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such average for the preceding Trading Day upon which transactions occurred.

(e) Notwithstanding any provision in this Plan to the contrary, no employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

(f) Notwithstanding any provision in this Plan to the contrary, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Code section 423.

5. Payroll Deductions and Cash Contributions.

To facilitate payment of the Purchase Price of Options, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during the Option Period, and/or to contribute cash or cash-equivalents to the Corporation, up to a maximum amount determined by the Administrator. The Corporation will maintain bookkeeping accounts for all employees who authorize payroll deduction or make cash contributions. Interest will not be paid on any employee accounts, unless the Administrator determines otherwise. The Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts. Amounts credited to employee accounts on the Purchase Date will be applied to the payment of the Purchase Price of outstanding Options pursuant to Section 6 below.

6. Exercise of Options; Purchase of Common Stock. Options shall be exercised at the close of business on the Purchase Date. In accordance with rules established by the Administrator, the Purchase Price of Common Stock subject to an option shall be paid (i) from funds credited to an eligible employee’s account, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the Administrator shall determine from time to time. Options shall be exercised only to the extent the purchase price is paid with respect to whole shares of Common Stock. Any balance remaining in an employee’s account on a Purchase Date after such purchase of Common Stock will be promptly refunded; provided, however, that if such remaining balance shall be less than the Fair Market Value of one share of Common Stock on the Purchase Date, then the Administrator may retain such amount in the eligible employee’s account to be carried over to the next subsequent Option Period so long as all employee accounts are treated uniformly in this regard.

7. Issuance of Certificates. As soon as practicable following each Purchase Date, certificates representing shares of Common Stock purchased under the Plan will be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee or the Administrator. In lieu of the foregoing, the Corporation, in its discretion, may maintain the shares issued on the Purchase Date in uncertificated book entry form.

8. Rights on Retirement, Death, Termination of Employment, or Termination of Status as Eligible Employee. In the event of an employee’s termination of employment or termination of status as an eligible employee prior to a Purchase Date (whether as a result of the employee’s voluntary or involuntary termination, retirement, death or otherwise), any outstanding Option granted to him will immediately terminate, no further payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee’s account will be paid to the employee or, in the event of the employee’s death, (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the

Administrator, to such other person(s) as the Administrator may, in its discretion, designate. If, prior to a Purchase Date, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

9. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

10. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

11. Withholding of Taxes. To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee’s account, the Corporation may withhold amounts needed to cover required withholding taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder, but in no event shall the taxes recovered from shares that would otherwise be issued to the participating employee exceed the statutory minimum amount of taxes required to be withheld. Any participating employee who sells or otherwise transfers shares purchased under the Plan must, within 30 days of such sale or transfer, notify the Corporation in writing of the sale or transfer.

12. Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees’ accounts will not be segregated.

13. Effect of Changes in Capitalization.

(a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

(b) Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) of this Section 13, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

(c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Option Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee’s account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his Options in accordance with Section 6 on such last Trading Day; provided, however, that if a participating employee does not exercise his right of choice, his Options shall be deemed to have been automatically exercised in accordance with Section 6 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Corporation gives notice thereof to its stockholders.

(d) Adjustments. Adjustments under this Section 13 related to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

14. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Corporation is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423 unless expressly so provided by the Board.

15. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Option plus the number of shares purchased under all Options previously granted under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee’s account after purchase of the employee’s pro-rata number of shares will be refunded.

16. Termination of the Plan. This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 13(c) hereof, upon termination of this Plan all outstanding Options shall immediately terminate and amounts in the employees’ accounts will be promptly refunded.

17. Governmental Regulations.

(a) The Corporation’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

(b) The Plan will be governed by the laws of the State of Maryland, without regard to the conflict of laws principles thereof, except to the extent that such law is preempted by federal law.

18. Effective Date. The Plan, as amended and restated herein, is effective as of May 1, 2013 (the “Effective Date”), subject to the approval of the stockholders of the Corporation at the 2013 Annual Meeting of Stockholders or such other special meeting of the stockholders within twelve months after the date the Plan, as amended and restated herein, was approved by the Board of Directors of the Corporation.

ANNUAL MEETING OF STOCKHOLDERS OF TELECOMMUNICATION SYSTEMS, INC. May 30, 2013 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 30, 2013: The Notice of Meeting, the Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2012 are available at https://www.proxydocs.com/tsys Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000000000 9 053013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Maurice B. Tosé James M. Bethmann Richard A. Young FOR AGAINST ABSTAIN

2. TO APPROVE THE THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement. IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE MARK, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

TELECOMMUNICATION SYSTEMS, INC.

Annapolis, Maryland 21401

ANNUAL MEETING MAY 30, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce A. White and Thomas M. Brandt, Jr., proxy (and if the undersigned is a proxy, as substitute proxy) each with the power to appoint his substitute, and hereby authorizes either to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock and Class B Common Stock of TeleCommunication Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 30, 2013, at 10:00 a.m. local time, at the The Westin Annapolis hotel, 100 Westgate Circle, Annapolis, MD 21401 and any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

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